UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MGIC INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGIC Investment Corporation
MGIC Investment Corporation

March 25, 2013

Dear Shareholder:

It is my pleasure to invite you to attend our Annual Meeting of Shareholders to be held on Thursday, April 25, 2013, in the Bradley Pavilion of the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.

At our meeting this year, we will ask shareholders to:

•      elect eight directors,
•      approve our Amended and Restated Rights Agreement,
•      conduct an advisory vote to approve our executive compensation, and
•      ratify for 2013 the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

We will also report on our business.

Your vote is important. Even if you plan to attend the meeting, we encourage you to vote as soon as possible. You may vote by telephone, over the Internet or by mail. Please read our proxy statement for more information about our meeting and the voting process.

Our Annual Report to Shareholders, which follows the proxy statement in this booklet, is a separate report and is not part of this proxy statement.

Sincerely,

Curt S. Culver
Chairman and
Chief Executive Officer

Notice of 2013 Annual Meeting and Proxy Statement
2012 Annual Report to Shareholders

IMPORTANT VOTING INFORMATION

If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, you will have received a voting instruction form from that nominee containing instructions that you must follow in order for your shares to be voted. If you do not transmit your voting instructions before the Annual Meeting, your nominee can vote on your behalf on only the matter considered to be routine, which is the ratification of the appointment of our independent registered public accounting firm.

The following matters are NOT considered routine: election of directors, approval of our Amended and Restated Rights Agreement, and the advisory vote to approve our executive compensation. Your nominee is not permitted to vote on your behalf on such matters unless you provide specific instructions by following the instructions from your nominee about voting your shares and by completing and returning the voting instruction form. For your vote to be counted on such matters, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in the future of MGIC Investment Corporation.

More Information is Available

If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. The Securities and Exchange Commission (“SEC”) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact our Investor Relations personnel at (414) 347-6480.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2013

Our proxy statement and 2012 Annual Report to Shareholders are available at http://mtg.mgic.com/proxyinfo. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number, over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. No postage is required if your proxy card or voting instruction form is mailed in the United States. If you attend the meeting, you may vote in person, even if you have previously voted by telephone, over the Internet or by mailing your proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

MGIC INVESTMENT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 25, 2013

To Our Shareholders:

The Annual Meeting of Shareholders of MGIC Investment Corporation will be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on April 25, 2013, at 9:00 a.m., to vote on the following matters:

(1)      Election of the eight directors named in the proxy statement, each for a one-year term;

(2)      Approval of our Amended and Restated Rights Agreement;

(3)      An advisory vote to approve our executive compensation;

(4)      Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013; and

(5)      Any other matters that properly come before the meeting.

Only shareholders of record at the close of business March 1, 2013, will be entitled to vote at the Annual Meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
March 25, 2013

YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY VOTE VIA TOLL-FREE TELEPHONE NUMBER, OVER THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM

MGIC INVESTMENT CORPORATION
PROXY STATEMENT

MGIC Investment Corporation
P.O. Box 488
MGIC Plaza, 250 East Kilbourn Avenue
Milwaukee, WI 53201

Proxy Statement

Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, April 25, 2013, in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, and at any postponement or adjournment of the meeting. In this proxy statement we sometimes refer to MGIC Investment Corporation as “the Company,” “we” or “us.” This proxy statement and the enclosed form of proxy are being mailed to shareholders beginning on March 25, 2013. Our Annual Report to Shareholders for the year ended December 31, 2012, which follows the proxy statement in this booklet, is a separate report and is not part of this proxy statement. If you have any questions about attending our Annual Meeting, you can call our Investor Relations personnel at (414) 347-6480.

ABOUT THE MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act on the matters outlined in our notice of meeting preceding the Table of Contents, including the election of the eight directors named in the proxy statement, approval of our Amended and Restated Rights Agreement, an advisory vote to approve our executive compensation and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. In addition, management will report on our performance during the last year and, after the meeting, respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business March 1, 2013, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. For each share of Common Stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 202,303,017 shares of Common Stock were outstanding and entitled to vote.

What is a proxy?

A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

How do I vote my shares?

If you are a shareholder of record, meaning your shares are registered directly in your name with Wells Fargo Bank Minnesota, N.A., our stock transfer agent, you may vote your shares in one of three ways:

•
By Telephone — Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-560-1965 and following the instructions. Shareholders of record must have the control number that appears on their proxy card available when voting.

•	By Internet — Shareholders may submit proxies over the Internet by following the instructions on the proxy card.

•	By Mail — Shareholders may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

If you attend the meeting, you may withdraw your proxy and vote your shares in person.

If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, your broker or nominee has enclosed or provided a voting instruction form for you to use to direct the broker or nominee how to vote your shares. Certain of these institutions offer telephone and Internet voting.

If you hold shares as a participant in our Profit Sharing and Savings Plan, you may instruct the plan trustee how to vote those shares in any one of three ways:

•
By Telephone — If you live in the United States or Canada, you may submit a proxy by telephone by calling 1-800-560-1965 and following the instructions. You must have the control number that appears on your proxy card available when voting.

•	By Internet — You may submit a proxy over the Internet by following the instructions on the proxy card.

•	By Mail — You may submit a proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope.

The plan trustee will vote shares held in your account in accordance with your instructions and the plan terms. The plan trustee may vote the shares for you if your instructions are not received at least five days before the Annual Meeting date.

Please contact our Investor Relations personnel at (414) 347-6480 if you would like directions on attending the Annual Meeting and voting in person. At our meeting, you will be asked to show some form of identification (such as your driving license).

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, you can revoke your proxy at any time before your shares are voted by advising our corporate Secretary in writing, by granting a new proxy with a later date, or by voting in person at the meeting. If your shares are held in street name by a broker, bank or nominee, or in our Profit Sharing and Savings Plan, you must follow the instructions of the broker, bank, nominee or plan trustee on how to change your vote.

How are the votes counted?

A quorum is necessary to hold the meeting and will exist if a majority of the 202,303,017 shares of Common Stock outstanding on the record date are represented, in person or by proxy, at the meeting. Votes cast by proxy or in person at the meeting will be counted by Wells Fargo Bank Minnesota, N.A., which has been appointed by our Board to act as inspector of election for the meeting.

Shares represented by proxy cards marked “Abstain” for any matter will be counted to determine the presence of a quorum, but will not be counted as votes for or against that matter. “Broker non-votes,” which occur when a broker or other nominee does not vote on a particular matter because the broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and has not received such instructions, will be counted for quorum purposes but will not be counted as votes for or against any matter. Brokers and other nominees have discretionary authority to vote shares without instructions from the beneficial owner of the shares only for matters considered routine. For the 2013 Annual Meeting, nominees will only have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm without instructions from the beneficial owner.

What are the Board’s recommendations?

Our Board of Directors recommends a vote FOR all of the nominees for director (Item 1), FOR approval of our Amended and Restated Rights Agreement  (Item 2), FOR approval of our executive compensation (Item 3), and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013 (Item 4).

If you sign and return a proxy card or voting instruction form without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendations of the Board for all Items and in their best judgment on any other matters that properly come before the meeting.

Will any other items be acted upon at the Annual Meeting?

The Board does not know of any other business to be presented at the Annual Meeting. No shareholder proposals will be presented at this year’s Annual Meeting.

What are the deadlines for submission of shareholder proposals for the next Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future Annual Meetings by following the SEC’s rules. Proposals intended for inclusion in next year’s proxy materials must be received by our Secretary no later than November 25, 2013.

Under our Amended and Restated Bylaws (“Bylaws”), a shareholder who wants to bring business before the Annual Meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to our corporate Secretary in accordance with the procedures contained in our Bylaws. Our Bylaws require that shareholders give notice to our Secretary at least 45 and not more than 70 days before the first anniversary of the date set forth in our proxy statement for the prior Annual Meeting as the date on which we first mailed such proxy materials to shareholders. For the 2014 Annual Meeting, the notice must be received by the Secretary no later than February 8, 2014, and no earlier than January 14, 2014. For director nominations, the notice must comply with our Bylaws and provide the information required to be included in the proxy statement for individuals nominated by our Board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the shareholder in the matter, and include other information required by our Bylaws.

Who pays to prepare, mail and solicit the proxies?

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our employees may solicit proxies by telephone, email, facsimile or personal interview. We have also engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $13,000, plus expenses such as charges by brokers, banks and other nominees to forward proxy materials to the beneficial owners of our Common Stock.

STOCK OWNERSHIP

The following table identifies the beneficial owners of more than 5% of our Common Stock as of December 31, 2012, based on information filed with the SEC, unless more recent information filed with the SEC is available. The table also shows the amount of our Common Stock beneficially owned by our named executive officers and all directors and executive officers as a group. Unless otherwise noted, the parties listed in the table have sole voting and investment power over their shares, and information regarding our directors and executive officers is given as of close of business March 12, 2013. Information about the Common Stock that our directors beneficially own appears below in connection with their biographies. See “Item 1— Election of Directors.”

Name	Shares Beneficially Owned	Percent of Class
Old Republic International Corporation(1) 307 North Michigan Avenue Chicago, IL 60601	13,529,537	6.7%
Dimensional Fund Advisors LP(2) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	12,435,111	6.2%
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	10,601,724	5.2%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	10,420,867	5.2%
Curt S. Culver(5)	1,156,583	*
J. Michael Lauer(5)	704,307	*
Patrick Sinks(5)	536,168	*
Jeffrey H. Lane(5)	393,139	*
Lawrence J. Pierzchalski(5)	288,636	*
All directors and executive officers as a group (16 persons)(5)(6)	3,567,160	1.1%
_________________
*	Less than 1%

(1)
Old Republic International Corporation, which reported ownership as of January 29, 2013, on behalf of itself and several of its wholly owned subsidiaries, reported that it had shared voting and investment power for all of the shares.

(2)
Dimensional Fund Advisors LP reported ownership as of December 31, 2012, on behalf of investment companies, commingled group trusts and separate accounts for which it or one of its subsidiaries provides investment advice. It reported that it had sole power to dispose or direct the disposal of 12,435,111 shares and the sole power to vote or direct the vote of 12,308,074 shares.

(3)
The Vanguard Group, Inc. reported ownership as of December 31, 2012, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power over 10,335,855 shares and shared dispositive power for 265,869 shares. It further reported that it had sole voting power for 271,953 shares and shared voting power for no shares.

(4)	BlackRock, Inc. reported ownership as of December 31, 2012, on behalf of itself and several subsidiaries.

(5)
Includes shares that could be purchased on the record date or within 60 days thereafter by exercise of stock options granted to the executive officers: Mr. Culver — 80,000; Mr. Lauer — 27,000; Mr. Sinks — 40,000; Mr. Lane — 27,000; Mr. Pierzchalski — 27,000; and all executive officers as a group — 201,000. Also includes shares held in our Profit Sharing and Savings Plan by the executive officers: Mr. Culver — 12,696; Mr. Lauer — 53,275; Mr. Sinks — 11,733; and all executive officers as a group — 77,704. Excludes shares underlying restricted stock units (“RSUs”) that cannot be settled in Common Stock within 60 days of the record date: Mr. Culver — 768,318; Mr. Lauer — 253,084; Mr. Sinks — 466,450; Mr. Lane — 253,084; Mr. Pierzchalski — 253,084; and all executive officers as a group — 2,091,354. Also includes shares for which voting and investment power are shared as follows: Mr. Lauer — 612,512, and all directors and executive officers as a group — 629,961.

(6)
Includes an aggregate of 85,763 shares underlying RSUs held by our non-management directors, which could be settled in shares of Common Stock within 60 days of the record date. Also includes an aggregate of 14,733 restricted shares held by our non-management directors. The beneficial owners have sole voting power but no investment power over the restricted shares. Excludes an aggregate of 586,792 share units held by our non-management directors that cannot be settled in shares of Common Stock.

ITEM 1 – ELECTION OF DIRECTORS

Our Board of Directors was previously divided into three classes, with directors in each class serving for a term of three years and one class of directors elected at each Annual Meeting. We are currently transitioning to a declassified Board and that transition will be completed at the 2013 Annual Meeting, when the remaining term of all directors will be one year.

Item 1 consists of the election of directors at this Annual Meeting. The Board, upon the recommendation of the Management Development, Nominating and Governance Committee (with Messrs. Hagerty and Muma abstaining on their own nominations), has nominated James A. Abbott, Curt S. Culver, Thomas M. Hagerty, Timothy A. Holt, Michael E. Lehman, William A. McIntosh, Leslie M. Muma and Mark M. Zandi for re-election to the Board to serve, for one year, until our 2014 Annual Meeting of Shareholders. If any nominee is not available for election, proxies will be voted for another person nominated by the Board or the size of the Board will be reduced.

Shareholder Vote Required

Our Articles of Incorporation contain a majority vote standard for the election of directors in uncontested elections. Under this standard, each of the eight nominees (Messrs. Abbott, Culver, Hagerty, Holt, Lehman, McIntosh, Muma and Zandi) must receive a “majority vote” at the meeting to be elected a director. A “majority vote” means that when there is a quorum present, more than 50% of the votes cast in the election of the director are cast “for” the director, with votes cast being equal to the total of the votes “for” the election of the director plus the votes “withheld” from the election of the director. Therefore, under our Articles of Incorporation, a “withheld” vote is effectively a vote “against” a nominee. Broker non-votes will be disregarded in the calculation of a “majority vote.” Any incumbent director who does not receive a majority vote (but whose term as a director nevertheless would continue under Wisconsin law until his successor is elected) is required to send our Board a resignation. The effectiveness of any such resignation is contingent upon Board acceptance. The Board will accept or reject a resignation in its discretion after receiving a recommendation made by our Management Development, Nominating and Governance Committee and will promptly publicly disclose its decision regarding the director’s resignation (including the reason(s) for rejecting the resignation, if applicable).

Information About Our Directors

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Management Development, Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.

The Management Development, Nominating and Governance Committee is responsible for developing Board membership criteria and recommending these criteria to the Board. The criteria, which are set forth in our Corporate Governance Guidelines, include an inquiring and independent mind, sound and considered judgment, high standards of ethical conduct and integrity, well-respected experience at senior levels of business, academia, government or other fields, ability to commit sufficient time and attention to Board activities, anticipated tenure on the Board, and whether an individual will enable the Board to continue to have a substantial majority of independent directors.

In addition, the Management Development, Nominating and Governance Committee in conjunction with the Board periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given our prospective retirements due to the Board’s policy that a director may not stand for election if he is age 74 or more. The Management Development, Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and enable the Board to have access to a diverse body of talent and expertise relevant to our activities. The Committee’s and the Board’s evaluation of the Board’s composition enables the Board to consider the skills and experience it seeks in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of the Board’s efforts at pursuing diversity. In identifying director candidates from time to time, the Management Development, Nominating and Governance Committee may establish specific skills and experience that it believes we should seek in order to constitute a balanced and effective board.

In evaluating incumbent directors for renomination to the Board, as well as the skills and experience that other directors bring to the Board, the Management Development, Nominating and Governance Committee has considered a variety of factors. These include each director’s independence, financial literacy, personal and professional accomplishments, tenure on the Board, experience in light of our needs, and past performance on the Board based on feedback from other Board members.

Information about our directors appears below. The biographical information is as of February 1, 2013 and, for each director, includes a discussion about the skills and qualifications that the Board has determined support the director’s continued service on the Board.

NOMINEES FOR DIRECTOR –
For One-Year Term Ending 2014

Shares Beneficially Owned(1)

James A. Abbott, 73, a Director since 1989, has been Chairman and a principal of American Security Mortgage Corp., a mortgage banking firm, since June 1999. He served as President and Chief Executive Officer of First Union Mortgage Corporation, a mortgage banking company licensed in all 50 states and nationally ranked in the top 10 in origination and loan servicing during his tenure, from January 1980 to December 1994. Mr. Abbott brings to the Board more than 40 years of experience in the mortgage banking industry, gained through his service as chairman and as chief executive officer of two mortgage banking companies, and in banking as a member of the corporate management committee of a major bank holding company for 15 years.
74,342 (2)(3)

Shares Beneficially Owned(1)

Curt S. Culver, 60, a Director since 1999, has been our Chairman of the Board since January 2005 and our Chief Executive Officer since January 2000. He served as our President from January 1999 to January 2006. Mr. Culver has been Chief Executive Officer of Mortgage Guaranty Insurance Corporation (“MGIC”) since January 1999 and held senior executive positions with MGIC for more than five years before then. He is also a director of Wisconsin Electric Power Company and Wisconsin Energy Corporation. Mr. Culver brings to the Board extensive knowledge of our business and operations, a long-term perspective on our strategy and the ability to lead the Company and the Board as the Company faces ongoing challenges.
1,156,583 (4)

Thomas M. Hagerty, 50, a Director since 2001, has been a managing director with Thomas H. Lee Partners, L.P. and its predecessor Thomas H. Lee Company (“THL”), a private investment firm, since 1992 and has been with the firm since 1988. Mr. Hagerty previously was in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. He is also a director of Ceridian Corporation, Fidelity National Financial, Inc., Fidelity National Information Services, Inc., First BanCorp. and MoneyGram International, Inc. Mr. Hagerty brings to the Board experience in and knowledge of the financial services and investment industries, expertise in analyzing and monitoring substantial investment positions gained through his work in private equity, expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking, and corporate governance experience acquired through his service on numerous public company boards.
83,759 (3)

Shares Beneficially Owned(1)

Timothy A. Holt, 60, a Director since 2012, was an executive committee member and Senior Vice President and Chief Investment Officer of Aetna, Inc., a diversified health care benefits company, when he retired in 2008 after 30 years of service.  From 2004 through 2007, he also served as Chief Enterprise Risk Officer of Aetna.  Prior to being named Chief Investment Officer in 1997, Mr. Holt held various senior management positions with Aetna, including Chief Financial Officer of Aetna Retirement Services and Vice President, Finance and Treasurer of Aetna. Mr. Holt served as a consultant to Aetna during 2008 and 2009 and currently provides investment consulting services to other insurance companies.  Since 2008, Mr. Holt has served as a Director of Virtus Investment Partners, Inc. Mr. Holt has been designated as a Chartered Financial Analyst from the CFA Institute, a global association of investment professionals. Mr. Holt brings to the Board investment expertise, skill in assessing and managing investment and credit risk, broad-based experience in a number of areas relevant to our business, including insurance, and senior executive experience gained at a major public insurance company.
36,364 (3)

Michael E. Lehman, 62, a Director since 2001, has been the Chief Financial Officer at Arista Networks, a cloud networking firm, since September 2012. He was previously the Chief Financial Officer of Palo Alto Networks, a privately-held network security firm, from April 2010 until February 2012. Prior to that, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services, from February 2006 to January 2010, when Sun Microsystems, Inc. was acquired by Oracle Corporation. From July 2000 until his initial retirement in September 2002, he was Executive Vice President of Sun Microsystems; he was its Chief Financial Officer from February 1994 to July 2002, and held senior executive positions with Sun Microsystems for more than five years before then. Mr. Lehman brings to the Board financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company, skills in addressing the range of financial issues facing a large company with complex operations, senior executive and operational experience, and leadership skills.
48,234 (3)

Shares Beneficially Owned(1)

William A. McIntosh, 73, a Director since 1996, was an executive committee member and a managing director at Salomon Brothers Inc, an investment banking firm, when he retired in 1995 after 35 years of service. In addition, during the past five years, Mr. McIntosh served as a director of Northwestern Mutual Series Fund Inc. (27 funds) (through 2009). Mr. McIntosh brings to the Board extensive experience in the financial services industry gained from his long tenure at Salomon Brothers and his service on several mutual fund boards, expertise in evaluating companies’ strategies, operations and risks acquired through his work as an investment banker, and financial and accounting expertise.
92,937 (2)(3)

Leslie M. Muma, 68, a Director since 1995, is retired and was Chief Executive Officer of Fiserv, Inc., a financial industry automation products and services firm, from 1999 until December 2005. He was also a director of Fiserv, Inc. through 2005. Before serving as Fiserv’s Chief Executive Officer, he was its President for many years. Mr. Muma brings to the Board experience in the financial services industry acquired through a career serving as a chief executive officer and president at a financial industry automation products and services firm, as well as management and operations experience, and leadership skills.
216,211 (2)(3)(5)

Mark M. Zandi, 53, a Director since 2010, is Chief Economist of Moody’s Analytics, Inc., where he directs economic research. Moody’s Analytics is a leading provider of economic research, data and analytical tools. It is a subsidiary of Moody’s Corporation that is separately managed from Moody’s Investor Services, the rating agency subsidiary of Moody’s Corporation. Dr. Zandi is a trusted adviser to policymakers and an influential source of economic analysis for businesses, journalists and the public and he frequently testifies before Congress on economic matters. Dr. Zandi, with his economics and residential real estate industry expertise, brings to the Board a deep understanding of the economic factors that shape our industry. In addition, Dr. Zandi has expertise in the legislative and regulatory processes relevant to our business.
36,364 (3)

DIRECTORS CONTINUING IN OFFICE –
Term Ending 2014

Shares Beneficially Owned(1)

Kenneth M. Jastrow, II, 65, a Director since 1994, has, since December 2007, been the non-executive Chairman of the Board of Forestar Group Inc. (“Forestar”), which is engaged in various real estate and natural resource businesses. From January 2000 until December 2007, Mr. Jastrow served as Chairman and Chief Executive Officer of Temple-Inland Inc. (“TI”), a paper and forest products company which during Mr. Jastrow’s tenure also had interests in real estate and financial services. Mr. Jastrow currently serves as our Lead Director. He is also a director of KB Home and Genesis Energy, LLC, the general partner of Genesis Energy, LP, a publicly-traded master limited partnership. In addition, during the past five years, Mr. Jastrow served as a director of Guaranty Financial Group and its subsidiary Guaranty Bank (from December 2007 through August 2008). Mr. Jastrow brings to the Board senior executive and leadership experience gained through his service as chairman and chief executive officer at a public company with diversified business operations in sectors relevant to our operations, experience in the real estate, mortgage banking and financial services industries, and knowledge of corporate governance matters gained through his service as a non-executive chairman and on public company boards.
99,198 (2)(3)

Daniel P. Kearney, 73, a Director since 1999, has been a business consultant and private investor for more than five years. Mr. Kearney served as Executive Vice President and Chief Investment Officer of Aetna, Inc., then a provider of health and retirement benefit plans and financial services, from 1991 to 1998. He was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board from 1990 to 1991, a principal of Aldrich, Eastman & Waltch, Inc., a pension fund advisor, from 1988 to 1989, and a managing director at Salomon Brothers Inc, an investment banking firm, from 1977 to 1988. He is non-executive Chairman of the Board of MBIA, Inc. and a director of Fiserv, Inc. Mr. Kearney brings to the Board investment expertise, skill in assessing and managing investment and credit risk, broad-based experience in a number of areas relevant to our business, including insurance and financial services, and senior executive experience gained at a major public insurance company.
213,091 (3)

Shares Beneficially Owned(1)

Donald T. Nicolaisen, 68, a Director since 2006, was the Chief Accountant of the United States Securities and Exchange Commission from September 2003 to November 2005, when he retired from full time employment. Prior to joining the SEC, he was a Senior Partner at PricewaterhouseCoopers LLP, an accounting firm that he joined in 1967. He is also a director of Verizon Communications Inc., Morgan Stanley and Zurich Insurance Group. Mr. Nicolaisen brings to the Board financial and accounting expertise acquired from his 36 years of service with a major public accounting firm and his tenure as Chief Accountant at the SEC, as well as an understanding of the range of issues facing large financial services companies gained through his service on the boards of public companies operating in the insurance and financial services industries.
157,170 (3)

_________________

(1)
Ownership information is as of March 12, 2013. Unless otherwise noted, all directors have sole voting and investment power with respect to the shares. Common Stock beneficially owned by each director represents less than 1% of the total number of shares outstanding.

(2)	Includes 2,000 shares held under our 1993 Restricted Stock Plan for Non-Employee Directors. The directors have sole voting power and no investment power over these shares.

(3)
Includes shares underlying RSUs as follows: Mr. Abbott — 3,050; Mr. Hagerty — 3,050; Mr. Jastrow — 3,050; Mr. Kearney — 3,050; Mr. Lehman — 3,050; Mr. McIntosh — 3,050; Mr. Muma — 3,050; and Mr. Nicolaisen — 1,700. Such units were issued pursuant to our RSU award program (See “Compensation of Directors — Former RSU Award Program”) and could be settled in shares of Common Stock within 60 days of the record date.

Also includes the following RSUs, which are held under the Deposit Share Program for Non-Employee Directors under our 2002 Stock Incentive Plan (See “Compensation of Directors — Former Deposit Share Program”) and could be settled in shares of Common Stock within 60 days of the record date: Mr. Abbott — 1,491; Mr. Hagerty — 17,105; Mr. Jastrow — 19,769; Mr. Kearney —5,733; Mr. Muma — 4,098; and Mr. Nicolaisen — 14,517. Directors have neither voting nor investment power over the shares underlying any of these units.

Includes 6,733 shares that Mr. Jastrow held under the Deposit Share Program for Non-Employee Directors under our 1991 Stock Incentive Plan and 2002 Stock Incentive Plan. Mr. Jastrow has sole voting power and no investment power over these shares.

Also includes cash-settled share units held under our Deferred Compensation Plan (See “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units”) over which the directors have neither voting nor investment power, as follows: Mr. Abbott — 36,364; Mr. Hagerty — 55,423; Mr. Holt — 36,364; Mr. Jastrow — 66,500; Mr. Kearney — 126,825; Mr. Lehman — 37,745; Mr. McIntosh — 36,364; Mr. Muma — 64,072; Mr. Nicolaisen — 90,771; and Dr. Zandi — 36,364. Under the SEC’s rules, these share units would not be considered beneficial ownership of the shares to which they relate, however, we include them because they represent economic exposure to our Common Stock.

(4)
Includes 80,000 shares which Mr. Culver had the vested right to acquire as of March 1, 2013 under options granted to Mr. Culver and 12,696 shares held in our Profit Sharing and Savings Plan. Excludes 768,318 shares underlying RSUs awarded under our 2002 Stock Incentive Plan and 2011 Omnibus Incentive Plan over which he has neither voting nor investment power.

(5)	Includes 9,132 shares owned by a trust of which Mr. Muma is a trustee and a beneficiary and as to which Mr. Muma disclaims beneficial ownership except to the extent of his interest in the trust.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE EIGHT NOMINEES. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors oversees the management of the Company and our business. The Board selects our CEO and in conjunction with our CEO selects the rest of our senior management team, which is responsible for operating our business.

Corporate Governance Guidelines and Code of Business Conduct

The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Guidelines cover the Board’s composition, leadership, meeting process, director independence, Board membership criteria, committee structure and functions, succession planning and director compensation. Among other things, the Board meets in executive session outside the presence of any member of our management after each Board meeting at which directors are present in person and at any additional times determined by the Board or the Lead Director. Mr. Jastrow has, for several years, presided at these sessions and has served as the Board’s Lead Director since the position was created in October 2009. See “Board Leadership” for information about the Lead Director’s responsibilities and authority. The Corporate Governance Guidelines provide that a director shall not be nominated by the Board for re-election if at the date of the Annual Meeting of Shareholders, the director is age 74 or more. The Corporate Governance Guidelines also provide that a director who retires from his principal employment or joins a new employer shall offer to resign from the Board and a director who is an officer of MGIC and leaves MGIC must resign from the Board.

We have a Code of Business Conduct emphasizing our commitment to conducting our business in accordance with legal requirements and high ethical standards. The Code applies to all employees, including our executive officers, and specified portions are applicable to our directors. Certain portions of the Code that apply to transactions with our executive officers, directors, and their immediate family members are described under “Other Matters – Related Person Transactions” below. These descriptions are subject to the actual terms of the Code.

Our Corporate Governance Guidelines and our Code of Business Conduct are available on our website (http://mtg.mgic.com) under the “Investor Information; Corporate Governance” links. Written copies of these documents are available to any shareholder who submits a written request to our Secretary. We intend to disclose on our website any waivers from, or amendments to, our Code of Business Conduct that are subject to disclosure under applicable rules and regulations.

Director Independence

Our Corporate Governance Guidelines regarding director independence provide that a director is not independent if the director has any specified disqualifying relationship with us. The disqualifying relationships are equivalent to those of the independence rules of the New York Stock Exchange, except that our disqualification for board interlocks is more stringent than under the NYSE rules. Also, for a director to be independent under the Guidelines, the director may not have any material relationship with us. For purposes of determining whether a disqualifying or material relationship exists, we consider relationships with MGIC Investment Corporation and its consolidated subsidiaries.

The Board has determined that all of our current directors except for Mr. Culver, our CEO, are independent under the Guidelines and the NYSE rules. In addition, each of the Audit, Management Development, Nominating and Governance, Risk Management and Securities Investment Committees consists entirely of independent directors. All members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under SEC and NYSE rules and the independence standards adopted by the Board. The Board made its independence determinations by considering whether any disqualifying relationships existed during the periods specified under the Guidelines and the NYSE rules. To determine that there were no material relationships, the Board applied categorical standards that it had adopted. All independent directors met these standards. Under these standards, a director is not independent if payments under transactions between us and a company of which the director is an executive officer or 10% or greater owner exceeded the greater of $1 million or 1% of the other company’s gross revenues. Payments made to and payments made by us are considered separately, and this quantitative threshold is applied to transactions that occurred in the three most recent fiscal years of the other company. Also under these standards, a director is not independent if during our last three fiscal years the director:

•	was an executive officer of a charity to which we made contributions, or

•	was an executive officer or member of a law firm or investment banking firm providing services to us, or

•	received any direct compensation from us other than as a director, or if during such period a member of the director’s immediate family received compensation from us.

In making its independence determinations, the Board considered mortgage insurance premiums that we received on loans where American Security Mortgage Corp. (of which Mr. Abbott is the Chairman and a principal) was the original insured and our provision of contract underwriting services to American Security Mortgage Corp. These transactions were below the quantitative threshold noted above and were entered into in the ordinary course of business by us and American Security Mortgage Corp. The Board also considered payments we made to Moody’s Analytics (of which Dr. Zandi is an executive officer) for research and subscription services for Moody’s Economy.com and related publications, and payments to Moody’s Investor Services for credit rating services. These transactions were below the quantitative threshold noted above and were entered into in the ordinary course of business by us, Moody’s Analytics and Moody’s Investor Services.

Board Leadership

Currently, Mr. Culver serves as Chairman of the Board and Chief Executive Officer. The Board believes that we and our shareholders are best served at this time by this leadership structure, in which a single leader serves as Chairman and CEO and the Board has a Lead Director. Combining the roles of Chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing our business, under the oversight and review of the Board. Under this structure, the Chairman and CEO chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for developing our strategy, directing the work of other officers and leading implementation of our strategic plans as reviewed by the Board. This structure results in a single leader being directly accountable to the Board and, through the Board, to shareholders, and enables the CEO to act as the key link between the Board and other members of management. In addition, the Board believes that having a combined Chairman and CEO is appropriate for us at this time because of Mr. Culver’s familiarity with our business and history of outstanding leadership. Mr. Culver has been with us since 1985, and has served as Chief Executive Officer since 2000 and as Chairman of the Board since 2005.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Jastrow has served as the Lead Director since the position was established in 2009. The Lead Director’s responsibilities and authority include:

•	presiding at all meetings of the Board at which the Chairman and CEO is not present;

•	having the authority to call and leading executive sessions of the non-management directors (the Board meets in executive session after each Board meeting at which directors are present in person);

•	serving as a conduit between the Chairman and CEO and the non-management directors to the extent requested by the non-management directors;

•	serving as a conduit for the Board’s informational needs, including proposing topics for Board meeting agendas; and

•	being available, if requested by major shareholders, for consultation and communication.

The Board believes that a single leader serving as Chairman and CEO, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. The Board reviews the structure of the Board and the Board’s leadership as part of the succession planning process. The Board reviews succession planning for the CEO annually. The Management Development, Nominating and Governance Committee is responsible for overseeing this process and periodically reports to the Board.

Communicating with the Board

Shareholders and other interested persons can communicate with the members of the Board, the non-management members of the Board as a group or the Lead Director, by sending a written communication to our Secretary, addressed to: MGIC Investment Corporation, Secretary, P.O. Box 488, Milwaukee, WI 53201. The Secretary will pass along any such communication, other than a solicitation for a product or service, to the Lead Director.

Board Attendance

The Board of Directors held 11 meetings during 2012. Each director attended at least 75% of the meetings of the Board and committees of the Board on which he served during 2012. The Annual Meeting of Shareholders is scheduled in conjunction with a Board meeting and, as a result, directors are expected to attend the Annual Meeting. Ten of our directors attended the 2012 Annual Meeting of Shareholders.

Committees

The Board has five committees: Audit; Management Development, Nominating and Governance; Risk Management; Securities Investment; and Executive. Information regarding these committees is provided below. The charters of the Audit, Management Development, Nominating and Governance, Risk Management and Securities Investment Committees are available on our website (http://mtg.mgic.com) under the “Investor Information; Corporate Governance” links. Written copies of these charters are available to any shareholder who submits a written request to our Secretary. The functions of the Executive Committee are established under our Bylaws and are described below.

Audit Committee

The members of the Audit Committee are Messrs. Lehman (Chairman), Abbott, Holt, Kearney and McIntosh. The Board’s determination that each of these directors meets all applicable independence requirements took into account the heightened independence criteria that apply to Audit Committee members under SEC and NYSE rules. The Board has determined that Messrs. Holt and Lehman are “audit committee financial experts” as defined in SEC rules. The Committee met 17 times during 2012.

Audit Committee Report

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation’s financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”), MGIC Investment Corporation’s independent registered public accounting firm, its audited financial statements for the year ended December 31, 2012. The Audit Committee discussed with PwC the matters required to be discussed by applicable PCAOB requirements. The Audit Committee also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding auditor-audit committee communications about independence and discussed with PwC their independence from MGIC Investment Corporation and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that MGIC Investment Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the SEC. These are the same financial statements that appear in MGIC Investment Corporation’s Annual Report to Shareholders.

Members of the Audit Committee:

Michael E. Lehman, Chairman
James A. Abbott
Timothy A. Holt
Daniel P. Kearney
William A. McIntosh

Management Development, Nominating and Governance Committee

The members of the Management Development, Nominating and Governance Committee are Messrs. Jastrow (Chairman), Hagerty, Muma and Nicolaisen. The Committee met four times during 2012. The Committee is responsible for overseeing our executive compensation program, including approving corporate goals relating to compensation for our CEO, determining our CEO’s annual compensation and approving compensation for our other senior executives. The Committee prepares the Compensation Committee Report and reviews the Compensation Discussion and Analysis included in our proxy statement. The Committee also makes recommendations to the Board regarding the compensation of directors. Although the Committee may delegate its responsibilities to subcommittees, it has not done so.

The Committee receives briefings on information that includes: detailed breakdowns of the compensation of the named executive officers, the amount, if any, that our named executive officers realized in at least the previous five years pursuant to sales of shares awarded under equity grants; the total amount of stock, stock options, restricted stock and RSUs held by each named executive officer (restricted stock and RSUs are sometimes collectively referred to in this proxy statement as “restricted equity”); and the other compensation information disclosed in this proxy statement under the SEC’s rules. The Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

The Committee has retained Frederic W. Cook & Co. (“FWC”), a nationally recognized executive compensation consulting firm, to advise it. The Committee retains this compensation consultant to, among other things, help it evaluate and oversee our executive compensation program and review the compensation of our directors. The scope of the compensation consultant’s services during 2012 is described under “Compensation Discussion and Analysis — Independent Compensation Consultant” below. In providing its services to the Management Development, Nominating and Governance Committee, the compensation consultant regularly interacts with our senior management. The compensation consultant does not provide any other services to us. The Committee has assessed the independence of FWC pursuant to Securities and Exchange Commission rules and concluded that FWC’s work for the Compensation Committee does not raise any conflict of interest.

The Committee also evaluates the annual performance of the CEO, oversees the CEO succession planning process, and makes recommendations to the Board to fill open director and committee member positions. In addition, the Committee reviews our Corporate Governance Guidelines and oversees the Board’s self-evaluation process. Finally, the Committee identifies new director candidates through recommendations from Committee members, other Board members and our executive officers, and will consider candidates who are recommended by shareholders.

Shareholders may recommend a director candidate for consideration by the Management Development, Nominating and Governance Committee by submitting background information about the candidate, a description of his or her qualifications and the candidate’s consent to being recommended as a candidate. If the candidate is to be considered for nomination at the next annual shareholders meeting, the submission must be received by our corporate Secretary in writing no later than December 1 of the year preceding the meeting. Information on shareholder nominations is provided under “About the Meeting and Proxy Materials” in response to the question “What are the deadlines for submission of shareholder proposals for the next Annual Meeting?”

The Committee evaluates new director candidates under the criteria described under “Information About Our Directors” as well as other factors the Committee deems relevant, through background reviews, input from other members of the Board and our executive officers, and personal interviews with the candidates, which need not be conducted by all members of the Committee. The Committee will evaluate any director candidates recommended by shareholders using the same process and criteria that apply to candidates from other sources.

Risk Management Committee

The members of the Risk Management Committee are Messrs. Nicolaisen (Chairman), Abbott and McIntosh, and Dr. Zandi. The Committee met six times in 2012. The Committee is responsible for overseeing management’s operation of our mortgage insurance business, including reviewing and evaluating with management the insurance programs, rates, underwriting guidelines and changes in market conditions affecting our business. The Risk Management Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

Securities Investment Committee

The members of the Securities Investment Committee are Messrs. Kearney (Chairman), Holt, McIntosh and Muma. The Committee met seven times in 2012. The Committee oversees management of our investment portfolio and the investment portfolios of our employee benefit plans for which the plan document does not assign responsibility to other persons. The Committee also makes recommendations to the Board regarding our capital management, including dividend policy, repurchase of debt and external funding. Finally, the Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

Executive Committee

The Executive Committee provides an alternative to convening a meeting of the entire Board should a matter arise between Board meetings that requires Board authorization. The members of the Committee are Messrs. Culver (Chairman), Jastrow and Muma. The Committee did not meet in 2012. The Committee is established under our Bylaws and has all authority that the Board may exercise with the exception of certain matters that under the Wisconsin Business Corporation Law are reserved to the Board itself.

Board Oversight of Risk

Our senior management is charged with identifying and managing the risks facing our business and operations. The Board of Directors is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the full Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board periodically considers risk throughout the year and also with respect to specific proposed actions.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following four committees play significant roles in carrying out the risk oversight function.

•
The Management Development, Nominating and Governance Committee: The Management Development, Nominating and Governance Committee evaluates the risks and rewards associated with our compensation philosophy and programs.

•	The Risk Management Committee: The Risk Management Committee oversees risks related to our mortgage insurance business.

•	The Securities Investment Committee: The Securities Investment Committee oversees risks related to our investment portfolio and capital management.

•
The Audit Committee: The Audit Committee oversees our processes for assessing risks and the effectiveness of our system of internal controls. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management, the Internal Audit Director and the independent registered public accounting firm. As noted above, risks are also reviewed by the Management Development, Nominating and Governance Committee, the Risk Management and the Securities Investment Committees.

We believe that our leadership structure, discussed in “Board Leadership” above, supports the risk oversight function of the Board. We have a combined Chairman of the Board and CEO who keeps the Board informed about the risks facing us. In addition, independent directors chair the various committees involved with risk oversight and there is open communication between senior management and directors.

COMPENSATION OF DIRECTORS

Under our Corporate Governance Guidelines, compensation of non-management directors is reviewed periodically by the Management Development, Nominating and Governance Committee. Mr. Culver is our CEO and receives no additional compensation for service as a director and he is not eligible to participate in any of the following programs or plans.

Annual and Meeting Fees: In 2012, our non-management directors were paid an annual retainer of $100,000, our Lead Director was paid an additional annual retainer of $25,000 and the Chairpersons of the Audit Committee and other Board committees received additional annual fees of $20,000 and $10,000, respectively. Non-Chairperson directors who were members of the Audit Committee in 2012 received an additional $5,000 annual fee. In addition, after the fifth Board meeting attended, or the fifth Committee meeting attended for a particular committee, during 2012, our non-management directors also received $3,000 for each Board meeting attended, and $2,000 for all Committee meetings attended on any one day. Finally, subject to certain limits, we reimburse directors, and for meetings not held on our premises, their spouses, for travel, lodging and related expenses incurred in connection with attending Board and Committee meetings.

Deferred Compensation Plan and Annual Grant of Share Units: Our non-management directors can elect to defer payment of all or part of the annual and meeting fees until the director’s death, disability, termination of service as a director or to another date specified by the director. A director who participates in this plan will have his or her deferred compensation account credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year. In 2008 and prior years, our non-management directors could, as an alternative, elect to have the fees deferred during a quarter translated into share units. Each share unit is equal in value to one share of our Common Stock and is ultimately distributed only in cash. If a director deferred fees into share units, dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock (we have not paid dividends since 2008).

Under the Deferred Compensation Plan, we also provide an annual grant of cash-settled share units to each director. These share units vest at least twelve months after they are awarded. Share units that have not vested when a director leaves the Board are forfeited, except in the case of the director’s death or certain events specified in the Deferred Compensation Plan. The Management Development, Nominating and Governance Committee may waive the forfeiture. Dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock. In January 2012, each of our non-management directors was granted share units valued at $100,000, which vested on February 1, 2013.

Former Deposit Share Program: In 2009, we eliminated the Deposit Share Program, which was previously offered to directors under our 2002 Stock Incentive Plan. Under the Deposit Share Program a non-management director was able to purchase shares of Common Stock from us at fair market value which were then held by us. The amount that could be used to purchase shares could not exceed the director’s annual and meeting fees for the preceding year. We matched each of these shares with one and one-half shares of restricted stock or, at the director’s option, RSUs. A director who deferred annual and meeting fees from the prior year into share units under the plan described above was able to reduce the amount needed to purchase Common Stock by the amount so deferred. For matching purposes, the amount so deferred was treated as if shares had been purchased and one and one-half shares of restricted stock or RSUs were awarded for each such share.

Between 2005 and 2008, the restricted stock and RSUs awarded under the program vested one year after the award. Prior to 2005, vesting occurred on the third anniversary of the award unless a director chose a later date. Except for gifts to family members, the restricted stock could not be transferred prior to vesting; RSUs were not transferable. Awards that have not vested when a director leaves the Board are forfeited, except in the case of the director’s death or certain events specified in the agreement relating to the awards. The Management Development, Nominating and Governance Committee may waive the forfeiture. All shares of restricted stock and RSUs vest on the director’s death and will immediately become vested upon a change in control. RSUs that have vested are settled in Common Stock when the director is no longer a Board member. The director receives a cash payment equivalent to the dividend corresponding to the number of shares underlying the director’s RSUs outstanding on the record date for Common Stock dividends.

Former RSU Award Program: We eliminated the RSU Award Program in 2009. Prior to its elimination, our non-management directors were each awarded RSUs representing 850 shares of Common Stock under the program annually. The RSUs vested on or about the first anniversary of the award date, or upon the earlier death of the director. RSUs that have vested will be settled in Common Stock when the director is no longer a Board member. The director receives a cash payment equivalent to the dividend corresponding to the number of shares underlying the director’s RSUs outstanding on the record date for Common Stock dividends.

Former Restricted Stock Plan: Non-management directors elected to the Board before 1997 were each awarded, on a one-time basis, 2,000 shares of Common Stock under our 1993 Restricted Stock Plan for Non-Employee Directors. The shares are restricted from transfer until the director ceases to be a director by reason of death, disability or retirement, and are forfeited if the director leaves the Board for another reason unless the forfeiture is waived by the plan administrator.

Equity Ownership Guidelines: The Management Development, Nominating and Governance Committee has adopted equity ownership guidelines for directors under which each member of the Board is expected to own 25,000 shares of our equity. Equity owned consists of shares owned outright by the director, restricted equity and share units that have vested or are scheduled to vest within one year. Directors are expected to achieve the ownership guideline within five years after joining the Board. All of our directors are in compliance with the guidelines.

Other: We also pay premiums for directors and officers liability insurance under which the directors are insureds.

2012 Director Compensation

The following table shows the compensation paid to each of our non-management directors in 2012. Mr. Culver, our CEO, is also a director but receives no compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
James A. Abbott	147,000		100,000	247,000
Thomas M. Hagerty	112,000		100,000	212,000
Timothy A. Holt	143,000		100,000	243,000
Kenneth M. Jastrow, II	153,000	(2)	100,000	253,000
Daniel P. Kearney	159,000		100,000	259,000
Michael E. Lehman	159,000		100,000	259,000
William A. McIntosh	151,000		100,000	251,000
Leslie M. Muma	122,000		100,000	222,000
Donald T. Nicolaisen	130,000		100,000	230,000
Mark M. Zandi	117,000		100,000	217,000
_________________

(1)
The amounts shown in this column represent the grant date fair value of the annual share unit award granted to non-management directors in 2012 under our Deferred Compensation Plan, computed in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718.  The value of each share unit is equal to the value of our Common Stock on the grant date.  See “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units” above for more information about these grants.

At December 31, 2012, the aggregate number of stock awards (including restricted stock, RSUs, and share units granted under our Deferred Compensation Plan) outstanding and owned by our non-management directors was as follows: Mr. Abbott — 31,857; Mr. Hagerty — 64,531; Mr. Holt — 25,316; Mr. Jastrow — 87,004; Mr. Kearney — 124,561; Mr. Lehman — 29,748; Mr. McIntosh — 30,366; Mr. Muma — 62,173; Mr. Nicolaisen — 70,625; and Dr. Zandi — 25,316. At December 31, 2012, the aggregate number of shares owned directly or in trusts by our non-management directors was as follows: Mr. Abbott — 31,437; Mr. Hagerty — 8,181; Mr. Jastrow — 1,146; Mr. Kearney — 77,483; Mr. Lehman — 7,439; Mr. McIntosh — 51,523; Mr. Muma — 142,991; and Mr. Nicolaisen — 50,182. At December 31, 2012, the total stock awards outstanding and direct / trust ownership of stock held by each of our directors was as follows: Mr. Abbott — 63,294; Mr. Hagerty — 72,212; Mr. Holt — 25,316; Mr. Jastrow — 88,150; Mr. Kearney — 202,044; Mr. Lehman — 37,187; Mr. McIntosh — 81,889; Mr. Muma — 205,164; Mr. Nicolaisen — 120,807; and Dr. Zandi — 25,316.

(2)	Includes $25,000 retainer paid for services as Lead Director.

ITEM 2 – APPROVAL OF OUR AMENDED AND RESTATED RIGHTS AGREEMENT

At the Annual Meeting, we will ask our shareholders to approve the Amended and Restated Rights Agreement by and between the Company and Wells Fargo Bank, National Association, dated July 25, 2012, as amended through March 11, 2013 (the “Rights Agreement”). The Rights Agreement is attached to this Proxy Statement as Appendix A. If our shareholders do not approve the Rights Agreement at the Annual Meeting, our Board of Directors intends to redeem the Rights or otherwise render them ineffective promptly after the certification of the vote.

The Company has had a shareholder rights agreement in place since 1999. Prior to the Board of Directors’ approval of the Rights Agreement on July 25, 2012, the Company had in place a rights agreement dated July 7, 2009, as amended through June 19, 2012 (the “2009 Rights Agreement”). The 2009 Rights Agreement was approved by shareholders in 2010. The 2009 Rights Agreement was scheduled to expire by its terms on August 17, 2012. On July 25, 2012, the Board of Directors approved amendments to the 2009 Rights Agreement by approving the Rights Agreement. On each of March 4, 2013 and March 11, 2013, the Board of Directors approved amendments to the Rights Agreement.

Our Board of Directors adopted the Rights Agreement in an effort to continue to protect shareholder value by preserving the Company’s net operating losses (“NOLs”) from limitation or loss and by deterring certain abusive takeover practices.

Protection of Valuable NOL Carryforward Assets

We have experienced, and continue to experience, substantial operating losses for tax purposes. We can use these NOLs in certain circumstances to offset any current and future taxable income and, thus, reduce our federal income tax liability. Applicable tax law subjects our ability to take advantage of these NOLs to certain requirements and restrictions. To the extent that the NOLs are not otherwise limited, we believe that we will be able to carry forward a significant amount of NOLs and that these NOLs could be a substantial asset to us.

The benefit of the NOLs to the Company, including NOLs arising in the future, will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, if we were to experience an “ownership change” as defined in Section 382 of the Internal Revenue Code (“Section 382”). If an “ownership change” were to occur, the amount of the Company’s income in a subsequent year that could be offset by carryforwards of NOLs that arose before the “ownership change,” or by losses that are recognized after the ownership change but that were economically accrued prior to the “ownership change,” would be subject to limitation. In general, the annual limit is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the “ownership change” (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate applicable to the month of the “ownership change.” In applying this annual limit, numerous special rules and limitations apply. If we were to experience an “ownership change” at our current stock price levels, we believe we would be subject to an annual NOL limitation that could result in a material amount of NOLs expiring unused and that could result in a significant impairment to any NOL assets the Company may have at that time.

Although any NOL carryforwards that are not used as a result of a Section 382 limitation would remain available to offset income in future years (again, subject to the Section 382 limitation) until the NOL carryforwards expire, any “ownership change” could significantly defer the utilization of the NOL carryforwards and cause some of the NOL carryforwards to expire unused, and could accelerate payment of federal income tax. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of our taxable income that could be offset by such NOL carryforwards were an “ownership change” to occur during the term of the Rights Agreement, but we believe such limitation would be material.

It is not possible to fully determine or estimate the level of NOLs that are now, or in the future may be, available to us to offset taxable income that we may have. The amount of NOLs remaining at the end of the 2012 year, after taking into account all currently available carrybacks of NOLs into prior years, is approximately $2.5 billion.

Section 382 Ownership Calculations

To determine whether an “ownership change” has occurred, the Company must compare the percentage of stock owned by each 5-percent shareholder immediately after any change in the ownership of its stock that affects the percentage owned by a 5-percent shareholder (an “owner shift”) to the lowest percentage of stock owned by each such 5-percent shareholder at any time during the testing period (which is generally a three-year rolling period ending on the day of the potential ownership change). The amount of the increase in the percentage of Company stock owned by each 5-percent shareholder whose stock ownership percentage has increased is added, and an ownership change occurs if the aggregate increase in percentage ownership by all such 5-percent shareholders exceeds 50 percent.

For example, if a single investor acquired 50.1 percent of our stock in a three-year period, an “ownership change” would occur. Similarly, if ten persons, none of whom previously owned our stock, each acquired slightly over 5 percent of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50 percent), an “ownership change” would occur.

In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex, and a complete discussion of them is beyond the scope of this summary discussion. Some of the factors that must be considered in making a Section 382 “ownership change” calculation include the following:

•
All holders who each own, directly or indirectly, less than 5 percent of a company’s common stock are generally (but not always) treated as a single 5-percent shareholder. Transactions in the public markets among shareholders who are not 5-percent shareholders are generally (but not always) ignored in the calculation of the owner shift.

•
There are several other rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as 5-percent shareholders, including a rule that treats a person who owns, directly or indirectly, less than 5 percent of our stock as a 5-percent shareholder under certain circumstances, and a rule that treats persons acting in concert in certain ways as a single shareholder.

•
Acquisitions by a person that cause that person to become a 5-percent shareholder generally result in a 5 percentage (or more) point change in ownership, regardless of the size of the final purchase that caused the 5 percent threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner of the stock, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•
The redemption or buyback of shares by an issuer will increase the ownership of any 5-percent shareholders (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5 percent to become a 5-percent shareholder, resulting in a 5 percentage (or more) point change in ownership.

Currently, we do not believe that we have experienced an “ownership change,” but calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities.

Protection Against Abusive Takeover Practices

In addition to protecting our NOLs, the Rights Agreement is intended to defend against abusive or otherwise undesirable takeover tactics, such as:

•	acquiring stock for the purpose of forcing a sale of the Company at a price that is more than the average cost of the investor’s position, but less than a fair price to shareholders;

•	taking control through open-market purchases without giving the shareholders a control premium for their shares or the protections of the federal tender offer rules;

•	attempting to acquire the Company at a time when the Company’s common stock is undervalued and at a price that is less than the stock’s intrinsic value; and

•	attempting, through a partial tender offer, to acquire a majority interest in the Company and then forcing the remaining public shareholders to accept cash and/or securities of lesser value.

The Rights Agreement discourages such attempts by making an acquisition of the Company that is not approved by our Board of Directors prohibitively expensive for the acquiror by significantly diluting the acquiror’s stock interest in the Company and, in some circumstances, significantly increasing the Company’s market capitalization.

Reasons the Board of Directors Recommends Approval

The Board of Directors believes that the Rights Agreement is in the best interests of the Company’s shareholders because it:

•
Diminishes the risk that the Company’s ability to use its NOLs to reduce potential future federal income tax obligations may become substantially limited if the Company were to experience an “ownership change,” with the result that its utilization of loss carryforwards could be deferred, its payment of federal income tax could be accelerated and some of the NOLs may expire unused.

•
Encourages anyone seeking to acquire control of the Company to negotiate in good faith with the Board and gives the Board significant negotiating power on behalf of the shareholders. This should enable the Board to negotiate a fair premium for shareholders that is consistent with the intrinsic value of the Company and to block any transaction by an acquiror who is unwilling to pay a fair price.

•
Does not prevent the making of unsolicited offers or the acquisition of the Company at a full and fair price since the existence of the Rights Agreement does not eliminate the Board’s responsibility to consider acquisition proposals in a manner consistent with the directors’ fiduciary duties to shareholders.

Description of Rights Agreement

On July 22, 1999, pursuant to a previous rights agreement, the Board declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value (the “Common Shares”), of the Company.  The dividend was payable on August 9, 1999 to the shareholders of record on that date (the “Record Date”).  On July 7, 2009, our Board amended the previous rights agreement and adopted the 2009 Rights Agreement in an effort to protect shareholder value by attempting to diminish the risk that the Company’s ability to use its NOLs to reduce potential future federal income tax obligations may become substantially limited and by deterring certain abusive takeover practices. The material amendments made to the 2009 Rights Agreement by the Rights Agreement, as amended through March 11, 2013, extended the expiration date until August 1, 2015 from August 17, 2012, decreased the exercise price from $25 to $14 and reduced the number of shares that may be purchased upon exercise from one-half of one share to one-tenth of one share.

The Rights. The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares (or by notations in book entry accounts). New Rights will accompany any new Common Shares we issue until the Distribution Date described below or until the Rights are redeemed or the Rights Agreement expires.

Exercise Price. Each Right will allow its holder to purchase from our Company one-tenth of one Common Share for $14.00 per full Common Share (equivalent to $1.40 for each one-tenth of a Common Share), once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until the earlier of (1) 10 days after the public announcement, or the Board concluding, that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 5.0% or more of our outstanding Common Shares, subject to certain exceptions, or (2) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an “Acquiring Person.”

An “Acquiring Person” will not include:

i.      the Company, its subsidiaries and certain benefit plans of the Company and its subsidiaries;

ii.     any of certain “grandfathered” persons (“Grandfathered Persons”) that would have otherwise been Acquiring Persons as of the close of business on July 7, 2009;

iii.    an “Exempt Person,” which is any person who delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form as specified in the Rights Agreement or is an affiliate or associate of another person who delivers such a letter to the Company and whose beneficial ownership of 5.0% or more of the outstanding Common Shares would not, as determined either (1) prior to the person becoming the beneficial owner of 5.0% or more of the Common Shares or (2) if the Company determines that such Person (by itself or together with its affiliates and associates) had inadvertently become a beneficial owner of 5.0% or more of the Common Shares, then after the time such person becomes the beneficial owner of 5.0% or more of the Common Shares), by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the net operating loss carryovers, other tax carryovers and tax benefits of the Company and its subsidiaries within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Benefits”); provided that such person shall not qualify for this exception unless and until it, or its affiliate or associate who delivers the aforementioned letter, has received written notice of such determination by the Company; provided, further, that such person will lose this exemption from being an Acquiring Person from such time (if any) as (A) in respect of the aforementioned letter that such person, or its affiliate or associate, delivered, a representation or warranty of such person, or its affiliate or associate, in such letter was not true and correct when made, a representation or warranty of such person, or its affiliate or associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such person, or its affiliate or associate, ceases to comply with a covenant contained in such letter or (B) such person becomes the beneficial owner of 10.0% or more of the Common Shares then outstanding;

iv.    any person who or which the Company determines, in its sole discretion, has inadvertently become a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person), provided such person promptly enters into, and delivers to the Company, an irrevocable commitment to divest or cause its affiliates and associates to divest promptly (A) if the Person delivers the required representation letter and requests a determination that it is an Exempt Person, then the time, if any, upon which the Company informs the Person of its adverse determination with respect to such a request (with no divestiture being required if the Person is determined to be an Exempt Person), or (B) if the Person does not both deliver the required representation letter and request a determination that it is an Exempt Person, then the time of such commitment, and thereafter such person or its affiliates and associates promptly divest to the extent and promptly after the time specified by clause (A) or (B) above (without exercising or retaining any power, including voting, with respect to such Common Stock), sufficient Common Shares so that the percentage stock ownership of such person and its affiliates and associates is less than 5.0% (or, in the case of any person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or an Exempt Person, the Common Shares that caused such person to so fail to qualify as a Grandfathered Person or an Exempt Person, as the case may be); and

v.     any person who becomes a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or an Exempt Person) as a result of one or more transactions that the Board determines, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of exempting such person from becoming an Acquiring Person (an “Exempt Transaction Determination”); provided, however, that such a person will become an Acquiring Person at such time as the person no longer satisfies the terms or conditions, if any, that the Board prescribed in its Exempt Transaction Determination (unless the person no longer beneficially owns 5.0% or more of the Common Shares then outstanding or qualifies for another exception).

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the certificates (or book entries) for the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book entry credits or by Rights certificates that we will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $14.00, purchase Common Shares with a market value of $28.00, based on the market price of the Common Shares prior to such acquisition.

Expiration. Subject to extension as provided under the Rights Agreement, the Rights will expire on the earliest to occur of (i) August 1, 2015 (the “Final Expiration Date”); (ii) the time at which the Rights are redeemed as provided in the Rights Agreement; (iii) the time at which the Rights are exchanged as provided in the Rights Agreement; (iv) the repeal of Section 382 if the Board determines that the Rights Agreement is no longer necessary for the preservation of the Tax Benefits that would have been affected by such section; and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

Redemption. Our Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Shares.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Shares, our Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Fractional Shares. No fractional Common Shares will be issued in connection with the exercise or exchange of Rights. In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exchange.

Anti-Dilution Provisions. The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

Amendments. Other than amendments that would change the Redemption Price or move to an earlier date the Final Expiration Date, the terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

The foregoing summary description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached as Appendix A.

Certain Considerations Relating to the Rights Agreement

You should read and consider the factors below when deciding whether to vote for the approval of the Rights Agreement.

Future Use and Amount of the NOL carryforwards is Uncertain. Our use of our NOL carryforwards depends on our ability to generate taxable income in the future. We cannot assure you that we will have taxable income in any applicable period or, if we do, whether such income or the NOL carryforwards at such time will exceed any potential Section 382 limitation.

Potential Challenge to the NOL Carryforwards. We have been audited by the Internal Revenue Service (“IRS”) for 2009 and 2010. The amount of our NOL carryforward arising after 2010 has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, as discussed above under “Section 382 Ownership Calculations.” Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the NOL carryforwards even if the Rights Agreement is in place.

Continued Risk of Ownership Change. Although the Rights Agreement is intended to diminish the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by 5-percent shareholders and the conversion of our outstanding convertible subordinated debentures and convertible notes, over which we have no control, and new issuances of stock by us, should we choose to do so.

Potential Effects on Shareholder Liquidity. The Rights Agreement is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder’s ability to dispose of our stock may be limited if the Rights Agreement reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.

Potential Impact on Value. The Rights Agreement could negatively impact the value of our stock by deterring persons or groups of persons from acquiring shares of our stock, including in acquisitions for which some shareholders might receive a premium above market value.

Anti-Takeover Effect. The Rights Agreement has an “anti-takeover effect” because it will deter a person or group of persons from acquiring beneficial ownership of 5% or more of our stock or, in the case of persons that already own 5% or more of our stock, from acquiring any additional shares of our stock, unless such person or group becomes an Exempt Person, in which case the beneficial ownership deterrence threshold will be 10%. The Rights Agreement could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.

Shareholder Vote Required

Approval of the Amended and Restated Rights Agreement requires the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED RIGHTS AGREEMENT. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR APPROVAL UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

ITEM 3 – ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

At our 2011 Annual Meeting, we held a non-binding, advisory shareholder vote on the frequency of future advisory shareholder votes on the compensation of our named executive officers. Our shareholders expressed a preference that advisory shareholder votes on the compensation of our named executive officers be held on an annual basis and, as previously disclosed, the Company adopted a policy to hold such votes annually. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed under the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material contained in this proxy statement.

We strongly believe you should approve our compensation for the reasons cited in the Executive Summary that appears at the beginning of the Compensation Discussion and Analysis.

While this vote is advisory and is not binding, the Board and the Management Development, Nominating and Governance Committee will review and consider the voting results when making future decisions regarding compensation of named executive officers.

After this vote, under the Company’s policy, the next advisory vote to approve the compensation of our named executive officers is scheduled to occur at our 2014 Annual Meeting.

Shareholder Vote Required

Approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as votes cast.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) provides information about the compensation objectives and policies for our chief executive officer, our chief financial officer and our three other most highly compensated executive officers (our “named executive officers” or “NEOs”) to place in perspective the information contained in the compensation tables that follow the CD&A.  The Management Development, Nominating and Governance Committee oversees our executive compensation program. In this CD&A, we refer to this committee as the “Committee.” The terms “we” and “our” refer to the Company.

The Executive Summary below presents important factors to consider in evaluating our compensation program for our NEOs. To enable us to present these factors concisely, we did not include additional information that provides details or adds additional context regarding what we say.  That information, which is also important and you should read, appears in the Appendix at the end of the CD&A. We follow the Executive Summary with a discussion of how the Committee’s executive compensation decisions align with our compensation objectives, and then provide a more detailed discussion of the elements of our executive compensation program and our compensation policies and processes.

I.	Executive Summary

Distinguishing 2012 Performance from Historical Performance

Our business – taking first loss credit risk on low down payment residential mortgages – is “long tailed” in that decisions made years ago, in a different business, economic and competitive environment, can affect our current financial performance. In fact, our financial performance in 2012 primarily reflects mortgage insurance written four and more years earlier. This is because approximately 98% of our incurred losses were from mortgage insurance written in 2008 and before.

Restricted stock is a large portion of our pay. Hence, our NEOs, along with other shareholders, have suffered the economic consequences of the mortgage insurance written in 2008 and prior years. The challenge in analyzing our current compensation program is to isolate Company performance in 2012 and recent years from our overall performance because we believe the focus should be on how decisions we made under our CEO’s leadership in 2012 and recent years contributed to positioning us to succeed in the future.

Our public offerings of stock and debt that closed March 12, 2013, in which we raised almost $1.15 billion, illustrate this point. We believe an important reason we were able to raise funds equal to more than double our year-end 2012 market capitalization was that investors looked beyond the legacy business adversely impacting our financial results and took account of our operations after 2008 and the positive effect they should have on our overall results in the future. From January 1, 2013 through March 12, 2013, our stock price increased by 47%.

Our Compensation Program is Designed to Reward the Drivers of Operational Success

Our executive compensation program places a heavy emphasis on long-term equity awards in order to align our NEOs’ interests with those of our shareholders. To provide an incentive for performance that positions us to succeed in the future, the performance goals of our long-term equity awards target the operational metrics that most impact our business: our loss ratio, market share and expense ratio. Vesting for 82% of our 2012 long-term equity awards depends on performance compared to individual goals that use these metrics (the “LME Grants”). Vesting for the remaining 18% of our 2012 long-term equity awards depends on performance compared to a goal that is the sum of two of the metrics, the loss ratio and expense ratio (the “CR Grants”).

2012 Performance Based on Operational Metrics

Loss Ratio. During 2012, we continued to write a high quality book of business, as we did in 2009-2011. The table below shows the incurred loss ratio for the books we wrote:

•	in 2005 versus 2009 in both cases after four years of seasoning;
•	in 2006 versus 2010 after three years;
•	in 2007 versus 2011 after two years; and
•	in 2008 versus 2012 after one year.

As seen below, it is the books from 2008 and prior years that have generated the losses that continue to affect adversely our financial performance, while the more recent books are performing very well.

Incurred Loss Ratio
After 4 Years		After 3 Years		After 2 Years		After 1 Year
2005	134.1%	2006	244.7%	2007	189.2%	2008	122.2%
2009	13.1%	2010	5.7%	2011	3.1%	2012	1.2%

The improvement in the quality of our recent books is a result of tightening our underwriting standards and a move to risk-based pricing. As a result, lower-quality business shifted away from us (and other private mortgage insurers who tightened their underwriting guidelines and made other changes) and shifted primarily to the Federal Housing Administration (the “FHA”), a mortgage insurer run by the federal government. The table below compares the quality of our recent books of business to the quality of the FHA’s recent books of business. You can see the improvement in our performance is not simply a case of “a rising tide lifts all boats,” but of a decision by us to restrict business with unacceptable risk.

Percentage of Loans Delinquent by Book Year
	2009	2010	2011
MGIC	1.7%	0.6%	0.3%
FHA	7.5%	3.5%	1.0%

Market Share. After being the market share leader through 2010, our market share decreased in 2011 and 2012 such that we are currently third. We believe we lost a material amount of market share to two competitors that priced single premium policies below a level we expect will result in an acceptable return on capital. While our overall revenues suffered as a result of our decision not to match pricing we viewed as inadequate, we believe we are earning materially more than these competitors on the business we do write. Our higher net earned premium yield on the 2011 and 2012 books compared to one of those competitors is shown in the table below. (The other competitor does not publicly release the information that would enable us to make this computation for it.)

Net Earned Premium Yield (through December 31, 2012)
	2011 Book	2012 Book
MGIC	80.3 bps	27.3 bps
Competitor	60.6 bps	16.9 bps

Because our market share fell short of the performance goals associated with our LME Grants, our NEOs expect to forfeit 13% of the LME Grants made in each of 2011 and 2012. Even though our decision to hold our pricing on those products reduced the compensation of our NEOs and adversely affected our results in the short-term, we believe it was the right decision from the perspective of our long-term profitability.

Expense Ratio. During 2012, as we lost market share and otherwise saw our revenues decline, we managed our expenses so that, as shown by the table below, our expense ratio remained at the level it had been in 2009, when our revenues were 22% higher.

Net Premiums Written and Expense Ratio
	2009	2010	2011	2012
Net Premiums Written (millions)	$1,243	$1,102	$1,064	$1,018
GAAP Underwriting Expense Ratio (Ins. Opns. Only)	15.1%	16.3%	16.0%	15.2%

And, as shown by the following table, we run a more efficient operation than our competitors who disclose this information in that our expense ratio is generally much lower than theirs.

Expense Ratio
	2009	2010	2011	2012
MGIC	15.1%	16.3%	16.0%	15.2%
Radian	23.2%	24.0%	24.7%	26.6%
Genworth	25.0%	27.0%	28.0%	27.0%
PMI	20.9%	21.6%	n/a	n/a
Republic Mortgage Ins. Co.	12.6%	14.4%	n/a	n/a

Other. In addition to our performance with respect to operational metrics, during 2012, our NEOs also led our effort to secure the necessary regulatory and other approvals to continue our strategy of being able to write new business nationwide despite the negative effect of our risk-to-capital, which prior to our recent stock and debt offerings exceeded regulatory requirements in states with specific requirements for mortgage insurers. These approvals were critical because unless we were able to continue to write new business the high quality, low loss business we have written in recent years would not be able to overcome the negative effects of our prior high loss business. Indeed, two of our competitors who wrote higher quality business from mid-2008 had to stop writing new business in 2011 because of their failure to maintain such approvals.

Our compensation is reasonable when measured by reference to a peer group consisting of our direct competitors and others related to our industry

Peer group selection is a critical component of compensation analysis. The peer group we use consists of our direct competitors and others related to our industry.  Our peer group, which is discussed more fully under the caption “Benchmarking” (which appears under “Other Aspects of Our Executive Compensation Program” below), is appropriate because:

•
Two of the eight companies were direct competitors or parent companies whose results were significantly impacted by the results of direct competitors, and another was the parent company of a former direct competitor that stopped writing new business in 2011,

•	Three of the other companies are financial guaranty insurers having significant exposure to residential mortgage credit risk,

•	Four of the companies also named us as a peer, and

•	We are reasonably similar in size to the companies in our peer group; FWC calculated that our average revenues for 2009-2011 were at the 43rd percentile of the average revenues of these companies.

Our CEO’s 2012 total direct compensation (salary, bonus and equity awards) was at the 35th percentile of the most recently available total direct compensation of the CEOs of these companies and was $2.7 million below the median total direct compensation of CEOs in this group.

Our CEO’s compensation is aligned with returns to our shareholders

An important way we achieve alignment of pay and shareholder returns is by making performance-based equity awards the primary element of our CEO’s compensation. Those analyzing our compensation by reviewing only the Summary Compensation Table (“SCT”) will not see this important element of our program because the SCT reports only the grant date fair value of stock awards and does not capture subsequent changes in the value of that stock through forfeitures and price declines. As discussed more fully under the caption “How closely is executive pay aligned with stock price performance?” (which appears after this summary):

•
During the last five years, our CEO forfeited restricted stock due to Company performance goals not being met and suffered declines in the value of restricted stock still owned that, using grant date values, totals $14.4 million.  In particular,

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During the last five years, $5.8 million in stock awards that were granted to our CEO and reported as compensation in the SCT in 2008-2012 had been lost at year-end 2012, due to declines in value of grants of restricted stock and due to grant forfeitures because Company performance goals were not met.  These lost dollars constitute about 63% of the compensation that the SCT reports was paid to the CEO as “Stock Awards” for the period from 2008-2012.

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Also during this period, reflecting the long-term pay-for-performance connection in our compensation programs, our CEO forfeited restricted stock grants that had been reported as compensation in the SCT for years prior to 2008, due to Company performance goals not being met.  These forfeited shares had a grant date fair value totaling $8.7 million.

•	In addition, during the last five years, options with a grant date fair value of $10.3 million that were held by our CEO expired, unexercised, due to stock price declines.

Moreover, our CEO voluntarily decided to make his financial alignment with shareholders even greater. During the five years from 2008-2012, he purchased in the open market with his own funds over $0.9 million of our stock. He sold no shares (excluding shares surrendered to the Company to cover income tax withholding). These purchases represent the reinvestment into our stock of approximately 13% of the cash compensation shown for him in the SCT for the last five years. If 2007 stock purchases are considered, our CEO spent $1.9 million of his own funds to purchase shares of Company stock. In total, his 2007-2012 purchases amount to 23% of the aggregate cash compensation shown for him in the SCT over the same period.

•
When the loss in value of the CEO’s equity grants reported in the SCT during the last five years is added to the loss in value to the shares he purchased in the open market, at year-end 2012, approximately 30% of what the SCT reports that we paid him in total compensation during the last five years had been lost.

As part of our common stock offering earlier this month, he invested another $250,000 of his own funds in Company stock.

Summary Compensation Table Anomalies

We present below an alternative SCT for our CEO that is adjusted to exclude the effect of the pension and stock volatility anomalies that we comment on below the table. This table is not intended to be a substitute for the information presented in the Summary Compensation Table that is required by the Securities and Exchange Commission. That table is presented below in the section titled “Compensation and Related Tables – Summary Compensation Table.”

Modified Summary Compensation Table – CEO (000s)
	Salary	Bonus	Stock Awards	Change in Pension Value	Other Comp	Total Modified SCT	Total SCT	Difference
2012	$911	$475	$846	$347	$9	$2,588	$4,016	$(1,428)
2011	884	734	1,249	271	9	3,147	5,589	(2,442)
2010	865	1,300	2,568	426	6	5,165	4,380	785

Pension. The change in pension value represents a significant portion (34%) of our CEO’s 2012 compensation reported in the SCT. We believe a pay for performance assessment should primarily evaluate 2012 pay against 2012 performance. However, approximately 75% of the increase in pension value (about $1 million) reported in the SCT was attributable to service performed before 2012. Even if we had paid our CEO no salary or bonus in 2012, this increase in pension value would have occurred. This is primarily attributable to a decrease from 2011 to 2012 in the discount rate used to determine the present value of benefits and our CEO being one year closer to the retirement age assumed in our pension plan. In addition, the 2012 change in pension value is computed by considering the bonus we paid for performance in 2011, not 2012. The 2012 bonus was approximately 35% less than the 2011 bonus. The Modified Summary Compensation Table above reflects only the change in pension value attributable to 2012 compensation.

Volatility of Company Stock. The high volatility of our stock price (its beta of 3.36 was the second highest in the Russell 3000 as of December 31, 2012) makes it problematic to evaluate pay for performance alignment for us by measuring stock price performance over a single period and the value of equity grants at a single point in time within that period. The date on which equity grants were made significantly affects the calculation of total compensation in the SCT and, as a result, the analysis of pay for performance alignment. For example, based on the high and low closing prices of our stock for the 12 months ended March 12, 2013, the SCT value of the CEO’s 2012 equity grant would have ranged from approximately $270,000 to approximately $1.8 million. The Modified Summary Compensation Table above reflects the value of stock awards at the end of the year in which the grant was made instead of on the grant date. In addition, the substantial emphasis our compensation program places on long-term equity awards, combined with our stock’s high volatility, makes our CEO’s compensation comparatively more risky than that of his counterparts in our peer group. We believe this increased risk justifies higher pay for our CEO when compared to companies in which equity is a lower component of compensation.

II.	Our 2012 Executive Compensation Program Decisions and their Role in Fulfilling our Compensation Objectives

In setting compensation, the Committee focuses on “total direct compensation,” which we define as the total of base salary, bonus and equity awards. For these purposes, the amount of equity awards is the grant date value in the SCT.

Our executive compensation program is based on the following objectives.

•	We want strong alignment between compensation and long-term shareholder interests by paying a substantial portion of total direct compensation in restricted stock.

•	We want strong alignment between compensation and long-term shareholder interests by linking compensation to Company and executive performance.

•	We want total direct compensation to reflect market practices in the sense that our total direct compensation opportunity is at the market median of a group of peers over a several year time horizon.

•	We limit perquisites (perks).

•
We pay retirement benefits using a formula based only on current cash compensation (salary and annual bonus) and therefore do not include longer-term incentives that can result in substantial increases in pension value.

How did the compensation we paid to our named executive officers for 2012 reflect these objectives?

•	“We want strong alignment between compensation and long-term shareholder interests by paying a substantial portion of total direct compensation in restricted stock.”

During the last three years, we strengthened alignment by increasing from 57% to 82% the portion of long-term equity comprised of LME Grants of restricted stock, which vest based on achievement of performance goals related to our loss ratio, market share and expense ratio. In 2010, we increased this portion of grants from 57% to 75%, and in 2011, we increased this portion of grants from 75% to the current 82%.  See “Our 2012 Executive Compensation – Longer-Term Restricted Stock” for additional information about our grants of restricted stock.

The restricted stock awarded to the CEO in January 2012 had a grant date value of approximately 47% of his total direct compensation for 2012, and the restricted stock awarded in January 2011 had a grant date value of approximately 65% of the CEO’s 2011 total direct compensation. On average, restricted stock awarded to our other NEOs in January 2012 was approximately 40% of their total direct compensation for 2012 and the restricted stock awarded in January 2011 to the other NEOs was approximately 58% of their total direct compensation for 2011. The decrease from year-to-year was mainly the result of a decrease in stock price from year-to-year; the number of shares awarded remained the same.

Those analyzing our compensation by reviewing only the Summary Compensation Table (“SCT”) will not see the alignment of CEO pay and long-term shareholder interests that has occurred due to subsequent changes in the value of equity grants as a result of forfeitures and price declines. The table below captures that information by providing our CEO’s “realizable pay” amount for 2012 and 2011. We define “realizable pay” as the sum of the following components:

•	SCT value for all components of executive compensation, with the exception of equity awards;
•	The value at December 31, 2012 of the outstanding equity awards granted in each year, adjusted for expected performance achievement; and
•	The value of equity awards that have vested before the end 2012, valued at the date of vesting.

The difference between realizable pay and SCT pay is a result of forfeitures of equity grants and changes in stock prices, as shown below. Our CEO’s 2012 “realizable pay” was 11% lower than his 2012 SCT pay and his 2011 “realizable pay” was 35% lower than his 2011 SCT pay.

Realizable Pay
	2012	2011

SCT Pay	$4,016,266	$5,589,358
Realizable Pay	3,586,292	3,619,493
Total Loss in Pay	$(429,974)	$(1,969,865)

Vested Units - Decrease in Value as of Vesting Date	$-	$(470,559)
Expected Forfeitures Based Upon Performance Goals	(29,056)	(215,722)
Decrease in Value of Outstanding Awards by Year-End 2012	(400,918)	(1,283,584)
Total Loss in Pay	$(429,974)	$(1,969,865)

Percentage of SCT Pay	11%	35%

•	“We want strong alignment between compensation and long-term shareholder interests by linking compensation to Company and executive performance.”

The Committee authorized bonuses for 2012 that were reduced from 2011 levels by 35% for our CEO and on average were reduced by 42% for our other NEOs. The 2012 bonuses were approximately 17% of the maximum possible bonus for our CEO and an average of 16% of the maximum possible bonuses for our other NEOs. Among the factors considered in approving bonuses at this reduced level were the achievements referred to in the Executive Summary; our overall financial performance in 2012; the retention considerations discussed below; and the advice of FWC that industry turmoil, our Company's complexity, increasing competition and persistent economic uncertainty warranted taking reasonable steps to recognize and retain a seasoned, long-tenured officer corps. Neither the Committee nor the Board assigned a specific weight to any one of these factors.

•	“We want total direct compensation to reflect market practices in the sense that our total direct compensation opportunity is at the market median over a several year time horizon.”

The total direct compensation opportunities of our NEOs range from base salary with no other components of total direct compensation being paid, to base salary plus maximum bonus and maximum longer-term incentives being paid. Through benchmarking, we want the total direct compensation of our NEOs to be at about the middle of the peer group we use to evaluate our executive compensation when viewed over a several year time horizon. For 2010 through 2012, our CEO’s total direct compensation was ranked in the following percentile within our peer group. (For 2012, our CEO’s total direct compensation is ranked against the most recently available total direct compensation of the CEOs of the companies in our peer group.)

CEO Total Direct Compensation Ranking Within Peer Group
	2010	2011	2012
Our CEO’s Percentile Ranking Within Peer Group	52nd	46th	35th

Further information about the peer group we use is under “Benchmarking” in this CD&A.

•	“We limit perquisites (perks).”

Our perks remained minimal in 2012 and are discussed under “Our 2012 Executive Compensation – Perquisites” below.

•
“We pay retirement benefits using a formula based only on current cash compensation (salary and annual bonus) and therefore do not include longer-term incentives that can result in substantial increases in pension value.”

Our retirement benefits met this objective in 2012 and are discussed under “Pension Plan” below. Those analyzing our compensation should consider the source of the change in pension value. As noted above in the Executive Summary under “Summary Compensation Table Anomalies – Pension,” even if we had paid our CEO no salary or bonus for 2012, 75% of the increase in pension value (about $1 million) would have occurred. This is primarily attributable to a decrease from 2011 to 2012 in the discount rate used to determine the present value of the benefits and our CEO being one year closer to the retirement age assumed in our pension plan.

Retention considerations affected the Committee’s decisions regarding the compensation we paid to our named executive officers for 2012

Our industry is undergoing a fundamental shift following the mortgage crisis: long-standing competitors have gone out of business and two newly capitalized, privately-held start-ups that are not encumbered with a portfolio of pre-crisis mortgages have been formed. Former executives from other mortgage insurers have joined these two new competitors. In addition, in February 2013, a worldwide insurer and reinsurer with mortgage insurance operations in Europe announced that it was purchasing a competitor. Our success depends, in part, on the skills, working relationships and continued services of our management team and other key personnel. We believe the performance of the CEO and other senior officers was critical to our ability to raise $1.15 billion of new capital in March 2013. The loss of key personnel, whether to competitors or retirement, could adversely affect the conduct of our business. If we were to lose our key personnel, we would be required to search for and recruit other personnel to manage and operate the Company, and there can be no assurance that we would be able to employ a suitable replacement for the departing individuals, or that a replacement could be hired on terms that are favorable to us. The Company currently has not entered into any employment agreements with our officers or key personnel.

How closely is executive pay aligned with stock price performance?

Excluding shares surrendered to the Company to cover income tax withholding, our CEO has not sold any shares of our stock for more than seven years. Excluding shares surrendered for that purpose, none of our other NEOs has sold any of our stock since April 2006, except for the sale of fewer than three shares by one officer in 2011 to close out his Profit-Sharing and Savings Plan stock account.

The total compensation disclosed in the SCT includes amounts for restricted stock valued at a point in time (the grant date). The actual amounts realized by our NEOs for those restricted stock units have been materially different. Our NEOs’ compensation has been materially affected by the changes in the value of our Common Stock.  Almost $5.8 million of our CEO’s compensation as reported in the SCT for the last five years has, by year-end 2012, been lost due to declines in the value of grants of restricted stock and grant forfeitures.  Over the same period, our other NEOs as a group lost $10.0 million of their reported compensation for the same reasons. (These amounts would be lower if stock prices on most trading days in 2013 through March 15, when we finalized our CD&A, had been used.) More information about these value declines and forfeitures is in the table below.

Decline in Stock Compensation Reported in SCT 2008 - 2012
	Value Reported in SCT 2008 - 2012	Value at December 31, 2012	Lost Value
Curt Culver	$9,196,799	$3,440,995	$5,755,804
J. Michael Lauer	3,103,923	1,161,335	1,942,588
Patrick Sinks	5,748,005	2,150,623	3,597,382
Lawrence Pierzchalski	3,103,923	1,161,335	1,942,588
Jeffrey Lane	3,944,923	1,427,335	2,517,588

In addition to the value reported in the SCT for 2008-2012 that at December 31, 2012 had been lost, during the last five years our CEO forfeited restricted stock granted prior to 2008 due to Company performance goals not being met, and because of stock price declines, options granted to him prior to 2008 were not exercised and expired. The equity relating to these forfeitures and expirations had in earlier years either been reported in the SCT or in another proxy statement compensation table.  Using grant date values (which for options were determined by the Black Scholes option pricing model), the total value of CEO equity awards that were forfeited or expired is $19.0 million.  During the last five years, our other NEOs similarly experienced forfeitures and expirations of restricted stock and options that had grant date values of almost $24.0 million.  More information about these forfeitures and expirations is in the table below.

Restricted Stock Forfeitures and Option Expirations January 2008 – January 2013
	Equity	Options	Total
Curt Culver	$8,688,830	$10,314,560	$19,003,390
J. Michael Lauer	2,932,607	3,442,200	6,374,807
Patrick Sinks	5,030,256	866,288	5,896,544
Lawrence Pierzchalski	2,932,607	3,442,200	6,374,807
Jeffrey Lane	2,932,607	2,166,938	5,099,545

III.	Our 2012 Executive Compensation Program

Longer-Term Restricted Stock

Our executive compensation program is designed to make grants of restricted stock the largest portion of the total direct compensation opportunity of our NEOs. We emphasize this component of our executive compensation program because, as demonstrated by the information above, it aligns executives’ interests with those of shareholders by linking compensation to stock price. In 2012, grants of restricted stock, at the grant date value, represented, on average, approximately 43% of our NEOs’ total direct compensation.

As discussed below, we changed the performance goals for longer-term restricted stock beginning in 2008. The new goals were included in a list of goals for restricted stock awards approved by shareholders at our 2008 Annual Meeting and were again approved by shareholders at our 2011 Annual Meeting in connection with approval of our 2011 Omnibus Incentive Plan.

LME Grants of Performance-based Restricted Stock. Beginning with restricted stock awarded in 2008, the corporate performance goals used to determine annual vesting of performance-based restricted stock are:

•	MGIC’s Loss Ratio (incurred losses divided by earned premiums) for MGIC’s primary new insurance written for that year;

•	MGIC’s Market Share of flow new insurance written for that year, and

•	Expense Ratio (expenses of insurance operations divided by net premiums written for that year).

The Committee adopted these performance goals, which apply to each year in the three-year performance period, because it believes that they are the building blocks of our results of operations. That is, the Loss Ratio measures the quality of the business we write; Market Share measures not only our success at generating revenues but also the extent to which we are successful in leading our industry; and the Expense Ratio measures how efficiently we use our resources.

The three performance goals are equally weighted for vesting purposes. The actual performance level corresponding to each performance goal determines Threshold, Target and Maximum vesting as indicated in the table below for the 2012 Grants of Plan-Based Awards.

Performance Goals for 2012 LME Grants
	Threshold	Target	Maximum
Loss Ratio	65%	40%	30%
Market Share	16%	20%	24%
Expense Ratio	24%	19%	16%

Vesting for awards granted in 2012 is determined in February/March 2013 and the next two anniversaries based on performance during the prior year. For each performance goal, the amount that vests each year is as follows:

•	if the Company’s performance does not meet or equal the Threshold performance level, then no equity will vest with respect to that performance goal;

•	if the Company’s performance meets the Target performance level, then two-twenty-sevenths of the total grant will vest with respect to that performance goal;

•	if the Company’s performance equals or exceeds the Maximum performance level, then one-ninth of the total grant will vest with respect to that performance goal; and

•
if the Company’s performance is between the Maximum and the Target performance levels or between the Target and the Threshold performance levels, then the number of shares that will vest with respect to that performance goal will be interpolated on a linear basis between the applicable vesting levels.

For awards granted in 2008 through 2010, achievement of the Target performance level in each year results in 100% vesting of the award at the end of the third year, with the portion of the award granted that may vest in each year ranging from zero (if performance in a year does not meet the Threshold performance level for any of the performance goals) to 50% of the number of shares awarded (if performance meets the Maximum performance level for each performance goal). However, the total amount of these awards that vest cannot exceed 100%. Any portion of the award that remains unvested after three years is forfeited.

For awards granted beginning in January 2011, the Committee increased the number of performance-based restricted stock units granted and adjusted the vesting schedule from the prior year grants in order to address the conclusion of a December 2010 benchmarking study by the Committee’s compensation consultant (see “Other Aspects of Our Executive Compensation Program – Benchmarking” below) that the Company’s use of long-term incentive grants was well below the market median. The combined effect of the changes is such that if the Company achieves the Target performance level, the number of shares actually received by the NEOs upon vesting will be the same as they would have received had the number of units granted and the vesting schedule not changed. However, if the Company performance exceeds the Target performance level, the number of shares actually received by the NEOs upon vesting will be more than they would have received had the number of units granted and the vesting schedule not changed, up to 50% more if the Company achieves the Maximum performance level.

For awards granted in 2013, the Committee made only modest changes to the number of shares subject to performance-based restricted stock that were granted and the vesting schedule of those awards, notwithstanding a substantial decrease in the Company’s stock price between the time of the January 2012 awards and the January 2013 awards.

With respect to all of these awards, dividends are not paid currently, but when shares vest, a payment is made equal to the dividends that would have been paid had those vested shares been entitled to receive current dividends. In October 2008, we suspended the payment of dividends on our common stock and do not anticipate paying dividends for the foreseeable future.

For 2012, the Loss Ratio (which for this purpose does not include a component that is included in our incurred loss ratio discussed above) for MGIC’s primary new insurance written for that year was 1.1% (which was better than the Maximum performance level), the Expense Ratio was 15.2% (which was better than the Maximum performance level) and Market Share was 18.4% (which was between the Threshold and Target performance levels). As a result, in February 2013, 26.7% of the performance-based restricted stock awards granted in 2012 vested, 26.3% of the performance-based restricted stock awards granted in 2011 vested and the remaining 6.3% of the performance-based restricted stock awards granted in 2010 vested.

CR Grants of Other Restricted Stock. Since 2006, our longer-term restricted stock program for the NEOs also has included other restricted stock that, if an annual performance goal is satisfied, except as discussed in “General” below, vests through continued service during the performance period. For restricted stock awards granted in 2008 through 2012, vesting of these awards is contingent on the sum of the Expense Ratio and the Loss Ratio for MGIC’s primary new insurance written for that year being less than 100% (the “combined ratio performance goal”). For restricted stock awards granted in 2013, the combined ratio performance goal has been made more rigorous by reducing it to 50%. The Committee adopted performance goals for these awards to further align the interests of our NEOs with shareholders and to permit the awards to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code. See “Other Aspects of Our Executive Compensation Program – Tax Deductibility Limit” in this CD&A. One-third of the other restricted stock is scheduled to vest in each of the three years after it is granted. However, if any of the other restricted stock that is scheduled to vest in any year does not vest because we fail to meet the applicable performance goal, this equity will vest in the next year that we meet this goal, except that any of this restricted stock that has not vested after five years will be forfeited. Any dividends paid on our common stock will be paid on this restricted stock at the same time.

For 2012, the Expense Ratio was 15.2% and the Loss Ratio for MGIC’s primary new insurance written for that year was 1.1%. Therefore, we met our combined ratio performance goal because the combined ratio was 16.3%, which is less than 100%. As a result, the portions of the restricted stock that were granted in 2010 through 2012 subject to the combined ratio performance goal and that were scheduled to vest in February 2013 did vest.

For purposes of calculating the Loss Ratio for both LME Grants and CR Grants, the incurred losses do not include the effect of losses incurred on notices of default that have not yet been reported to us (commonly known as “IBNR”).

Prior Years’ Grants of Restricted Stock. Certain longer-term restricted stock awards granted before 2008 were scheduled to vest in installments over a five-year period based on the Company’s earnings per share (“EPS”). Vesting for these awards was determined in January based on EPS for the prior year. Because our EPS was negative in 2007 through 2011, no EPS-vested awards that were granted in 2004 (when we first made restricted stock awards) through 2007 vested after 2007. The performance period for awards made in 2004 – 2007 is over. These awards can no longer vest and the unvested portions of these awards have been forfeited, the last forfeiture occurring in February 2012 on account of our 2011 net loss.

Vesting of certain other restricted stock awards granted in 2006 and 2007 was contingent on our meeting a Return on Equity (“ROE”) goal of 1%. The 2006 and 2007 awards of other restricted stock had a five-year performance period beginning with the year of grant and vested in 20% increments if the ROE goal for the year was met. Twenty percent of the 2006 award vested in 2007 on account of 2006 earnings and the remaining 80% of this award has been forfeited. No part of the 2007 grant vested; 100% has been forfeited, with the last forfeiture occurring in February 2012 on account of our 2011 net loss.

Annual Bonus

Consistent with our belief that there should be a strong link between compensation and performance, annual bonuses are the most significant total direct compensation opportunity after awards of longer-term restricted stock. This is because all of our NEOs have maximum bonus potentials that substantially exceed their base salaries (three times base salary in the case of the CEO and two and one-quarter times base salary in the case of the other NEOs). In determining total direct compensation, we have weighted bonus potentials more heavily than base salaries because bonuses are more directly linked to Company and individual performance.

Our shareholders have approved a list of performance goals for an annual bonus plan for our NEOs that condition the payment of bonuses on meeting one or more of the listed goals as selected by the Committee each year. Compensation paid under a bonus plan of this type (which we refer to as a “162(m) bonus plan”) is intended to qualify as deductible compensation, as discussed in more detail under “Other Aspects of Our Executive Compensation Program – Tax Deductibility Limit” in this CD&A. The performance goal for our 162(m) bonus plan adopted by the Committee for 2012 was the same combined ratio performance goal utilized for the restricted stock awards described above, which required the sum of the Expense Ratio and the Loss Ratio for MGIC’s primary new insurance written for that year to be less than 100%. If this goal is met, then the Committee may exercise discretion to make a subjective determination of bonuses based on an assessment of shareholder value, return on investment, primary business drivers (loss ratio, expense ratio and market share), loss mitigation, management organization, capital position, effective dealings with federal and state regulatory agencies and the profitability of our mix of new business. No specific targets or weightings were established for any of these bonus criteria for 2012.

The sum of the Expense Ratio and the Loss Ratio for MGIC’s primary new insurance written for 2012 was 16.3% and, as a result, the combined ratio performance goal was met. We paid bonuses for 2012 that were about 16% of the maximum for the NEO group, as a whole, and 17% for the CEO.

The following table illustrates that the exercise of discretion with respect to the CEO’s bonus for the past five years has resulted in its fluctuation with performance:

Actual Bonus as a % of Maximum Bonus Potential
2012	2011	2010	2009	2008
17%	28%	50%	0%	0%

The factors considered in the decision to pay bonuses for 2012 performance are discussed above under “Objectives of our Executive Compensation Program – How did the compensation we paid to our NEOs for 2012 reflect these objectives? – We want strong alignment between compensation and long-term shareholder interests by linking compensation to Company and executive performance.”

Base Salary

Base salaries provide NEOs with a fixed, minimum level of cash compensation. Our philosophy is to target base salary range midpoints for our executive officers near the median levels compared to their counterparts at the peer group of companies discussed below under “Benchmarking. In addition to reviewing market competitiveness, in considering any change to Mr. Culver’s compensation, including his salary, the Committee takes into account its subjective evaluation of Mr. Culver’s performance, based in part on a CEO evaluation survey completed by each non-management director. The subjects covered by the evaluation include financial results, leadership, strategic planning, succession planning, external relationships and communications and relations with the Board. Base salary changes for our other NEOs are recommended to the Committee by Mr. Culver. Historically, these recommendations have been the product of his subjective evaluation of each executive officer’s performance, including his perception of their contributions to the Company. The Committee approves changes in salaries for these officers after taking into account Mr. Culver’s recommendations and the Committee’s independent judgment regarding the officer gained through the Committee’s and the Board’s regular contact with each of them.

Effective in late March 2012, each of the NEOs received a 3% salary increase, based on their base salary prior to the increase. Effective in late March 2013, each NEO is receiving a 3% salary increase, based on their base salary prior to the increase.

Pension Plan

Our executive compensation program includes a qualified pension plan and a supplemental executive retirement plan. We believe retirement plans of this type are an important element of a competitive compensation program. These plans compute retirement benefits based only on current cash compensation (salary and annual bonus) and therefore do not include longer-term incentives that can result in substantial increases in pension value. We also offer a broad-based 401(k) plan to which we make contributions in cash.

Perquisites

As with prior years, the perks we provided for 2012 to our NEOs were a small part of the officer’s total compensation, ranging between approximately $700 and $4,400. These perks included club dues and expenses, the cost of an annual or bi-annual medical examination and a covered parking space at our headquarters. We believe our perks are very modest and consistent with our desire to avoid an entitlement mentality.

IV.	Other Aspects of Our Executive Compensation Program

Benchmarking

To provide a framework for evaluating compensation levels for our NEOs against market practices, the Committee has periodically asked its independent compensation consultant, FWC, to prepare reports analyzing available compensation data. This data is typically gathered from SEC filings for a comparison group of publicly traded companies. The reports provided during 2012 and in early 2013 are discussed below. In addition, each year we review various published compensation surveys and provide the Committee with information regarding trends in expected executive compensation changes for the coming year. The compensation surveys that we reviewed and summarized in the aggregate for the Committee in connection with establishing compensation for 2012 were published by: Compensation Resources, KENEXA, AON Hewitt, Mercer Consulting, Towers Watson and World at Work.

In January 2012, in connection with the meeting at which 2012 compensation decisions regarding salary and long-term incentives were made, FWC provided the Committee with a report on the components of our executive compensation program that was based on 2010 compensation information from proxy statement filings and was, at the time, the latest available data for the comparison group. The January 2012 report analyzed our compensation program against the following comparison group:

MGIC Peer Group
Ambac Financial Group
Assured Guaranty
Fidelity National Financial
First American Financial
Genworth Financial
MBIA
Old Republic International
PMI Group (removed from peer group in 2012)
Radian Group

The comparison companies were jointly selected by FWC and management, and approved by the Committee. The companies in our comparison group include all of our direct competitors that are public and whose mortgage insurance operations are a significant part of their overall business, financial guaranty insurers and other financial services companies focused on the residential real estate industry that are believed to be potential competitors for executive talent. PMI Group was removed from our peer group in 2012 because its mortgage insurance subsidiary ceased writing new business and the parent company filed for bankruptcy protection.

The 2010 compensation data in the January 2012 report indicated that our CEO’s total direct compensation was 7.5% below the median of the peer group, including PMI, and 3.2% above the median of the peer group, excluding PMI. It also showed the CEO’s SCT total compensation was only slightly (approximately 5.3%) above the peer group median including PMI and 16.3% above the median of the peer group excluding PMI.  (In addition to what is included in total direct compensation, SCT total compensation includes change in pension and non-qualified deferred compensation value plus all other compensation, which other compensation for us is de minimis.)

Our industry is undergoing a major restructuring following the mortgage crisis. Three of our competitors have ceased writing new business (two in 2011) and the parent company of another received a substantial amount of government assistance. As noted above, PMI was removed from our peer group in 2012. PMI was smaller than us and as a result of its removal from our peer group, we are smaller relative to our peers than before. For many years our industry had no new entrants. In 2010, a new mortgage insurer began writing business; and in 2012, another mortgage insurer raised over $500 million in capital and we understand expects to begin writing business later this year. Those two competitors have yet to go public, therefore, their data is not yet available to include in our peer group. In addition, in February 2013, a worldwide insurer and reinsurer with mortgage insurance operations in Europe announced that it was purchasing a competitor. As a result, and giving effect to such purchase as if it was creating a new entrant, only half of the companies that were writing business before the onset of the mortgage crisis are currently writing new business and three new companies have entered the industry.

Because of the changes in our industry and peer group noted above, FWC provided additional analysis to the Committee in July and October 2012, and in January 2013, in order to assist the Committee in considering various alternatives to the existing peer group. Although our industry is in a state of flux, the Committee continues to believe that our NEOs’ compensation should be analyzed in the context of the compensation of mortgage insurers and others related to our industry, which we believe we capture in our existing peer group. Therefore, the Committee, after considering the advice received from FWC, has chosen to retain our existing peer group for now (after the removal of PMI Group). It continues to be appropriate for evaluating our executive compensation because:

•
Two of the eight companies were direct competitors or parent companies whose results were significantly impacted by the results of direct competitors, and another was the parent company of a former direct competitor that stopped writing new business in 2011,

•	Three of the other companies are financial guaranty insurers having significant exposure to residential mortgage credit risk,

•	All of the companies have significant insurance businesses, not lending businesses, and therefore, size comparisons are possible,

•	Four of the companies have also named us a peer,

•	Our revenues for 2009-2011 were at the 43rd percentile (excluding PMI),

•
Adding general insurance or other financial services companies beyond the surety and financial guaranty niches is not expected to provide meaningful information to the Committee in evaluating executive compensation pay and performance, and

•
Our peer group is unchanged from the peer group we used in 2011 and 2010, other than for the removal of PMI. We review the peer group at least annually but do not reconfigure it from year to year to achieve specific results.

Consideration of 2012 Shareholder Advisory Vote on Executive Compensation

The most recent shareholder advisory vote on executive compensation was at our Annual Meeting of Shareholders in April 2012.  More than 90% of the shares voting at that meeting voted to approve our executive compensation.  In making the January 2013 compensation decisions (which were the approval of bonuses for 2012 performance, approval of base salary increases to be effective in 2013 and the grant of restricted stock awards), the Committee viewed this vote as a general approval of the objectives of our executive compensation program described in this CD&A (those objectives remained unchanged from what had been presented to shareholders) and an affirmation that our program should be continued.

Tax Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the executive officers named in the SCT (other than the CFO) for that year is not deductible. Although the rules governing these requirements are complex, we believe that all of our compensation for 2012 qualifies as tax-deductible. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), there is no certainty that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will be deductible.  In addition, the Committee has discretionary authority to administer our compensation programs in the future in a manner that does not satisfy the requirements of Section 162(m) of the Internal Revenue Code in order to achieve a result that the Committee determines to be appropriate.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the change-in-control provisions of Section 280G of the Internal Revenue Code.

Stock Ownership by Officers

Beginning with awards of restricted stock made in January 2007, a portion of restricted stock awarded to our NEOs and other officers subject to Form 4 reporting, such as our chief accounting officer and chief information officer, must not be sold for one year after vesting. Shares received upon exercise of our last grant of stock options (in January 2004) also must not be sold for one year after exercise. The number of shares that must not be sold is the lower of 25% of the shares that vested (or in the case of options, 25% of the shares for which the options were exercised) and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. The holding period may end before one year if the officer is no longer required to report their equity transactions to the SEC. The holding period does not apply to involuntary transactions, such as would occur in a merger, and for certain other dispositions.

We also have stock ownership guidelines for executive officers. For our CEO, the stock ownership guideline is 100,000 shares and, for the other NEOs, the guideline is 50,000 shares. Stock considered owned consists of shares owned outright by the executive (including shares in the executive’s account in our 401(k) plan), unvested restricted stock and RSUs scheduled to vest within one year (assuming ratable vesting over the performance period of longer-term restricted stock) and the number of shares underlying vested stock options whose market price exceeds their exercise price. Each of our NEOs currently meets these stock ownership guidelines. In fact, at December 31, 2012, our CEO exceeded the guideline by approximately 1.1 million shares and the other NEOs exceeded the guidelines by between 237,000 shares and 628,000 shares, depending on the individual. Our stock ownership guidelines, previously based on the value of the stock held, were changed in 2010 reflecting the decrease in our share price.

Change in Control Provisions

Each of our NEOs is a party to a Key Executive Employment and Severance Agreement with us (a “KEESA”) and some have supplemental agreements, each as described in the section titled “Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements” below. No executive officer has an employment or severance agreement, other than these agreements. Our KEESAs provide for a cash termination payment in one or two lump sums only after both a change in control and a specified employment termination (a “double trigger” agreement). We adopted this approach, rather than providing for such payment only after a change in control (a “single trigger” agreement) or a change in control and a voluntary employment termination by the executive (a “modified single trigger” agreement), because we believe that double trigger agreements provide executives with adequate employment protection and reduce the potential costs associated with these agreements to an acquirer.

The KEESAs and our equity award agreements provide that all restricted stock and unvested stock options become fully vested at the date of a change in control. Once vested, a holder of an award is entitled to retain it even if he voluntarily leaves employment (although a vested stock option may expire because of employment termination as soon as 30 days after employment ends). In 2008, we amended our KEESAs for the principal purpose of complying with Section 409A of the Internal Revenue Code. In 2009, we eliminated any reimbursement of our NEOs for any additional tax due as a result of the failure of the KEESAs to comply with Section 409A.

The period for which our KEESAs provide employment protection ends on the earlier of the third anniversary of the date of a change in control or the date on which the executive attained his or her normal retirement date. In 2010, we created a supplemental benefit plan that provides benefits to compensate for the benefits that are reduced or eliminated by the age-based limitation under our KEESAs. This plan was adopted because the Committee wanted to provide such benefits for those who would, absent this age-based limitation, receive benefits under his or her KEESA. The Committee believes that age should not reduce or eliminate benefits under a KEESA, but recognized that our employees may retire with a full pension at age 62 provided they have been a pension plan participant for at least seven years. Taking the early availability of full pension benefits into account, the payments under this plan are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payments. As a result, unlike our KEESAs, this plan does not include an Internal Revenue Code Sections 280G and 4999 excise tax gross-up provision. Our KEESAs were not amended in connection with the adoption of this plan.

For additional information about our KEESAs, see “Compensation and Related Tables — Potential Payments Upon Termination or Change-in-Control — Change in Control Agreements” below.

No Stock Option Repricing

Our 2002 Stock Incentive Plan, which governs equity awards granted before 2012, and our 2011 Omnibus Incentive Plan, which governs equity awards granted after 2011, both prohibit the repricing of stock options, either by amending existing options to lower the exercise price or by granting new options having a lower exercise price in exchange for outstanding options having a higher exercise price, unless such re-pricing is approved by shareholders.

“Clawback” Policy

Under the “clawback” policy approved by the Committee, the Company will seek to recover certain incentive compensation, to the extent the Committee deems appropriate, from any executive officer and the chief accounting officer, if a subsequent financial restatement shows that such compensation should not have been paid. The clawback policy applies to restricted stock that vests upon the achievement of a Company performance target. As an alternative to seeking recovery, the Committee may require the forfeiture of future compensation. Beginning in January 2007, our restricted stock agreements require that, to the extent the Committee deems appropriate, our executive officers must repay the difference between the amount of after-tax income that was originally recognized from restricted stock that vested based on achievement of a performance goal and the amount that would have been recognized had the restatement been in effect, plus the value of any tax deduction on account of the repayment.

Hedging Policy

Under the hedging policy approved by our Board of Directors, our directors, NEOs and other officers subject to Form 4 reporting, such as our chief accounting officer and chief information officer, may not enter into hedging transactions designed to hedge or offset a decrease in the value of the Company’s equity securities. For these purposes, the Company’s equity securities include, but are not limited to, vested and unvested restricted stock units (whether cash- or stock-settled) and company stock held directly or indirectly.

Independent Compensation Consultant

Aside from its role as the Committee’s independent consultant, FWC provides no other services to the Company. In 2012, FWC provided the Committee with advice about proxy disclosures, including with respect to this CD&A, incentive plan designs, director pay, benchmarking study results, as discussed above, and whether the payment of bonuses for 2012 would be reasonable. Fees incurred for services performed by FWC in 2012 were $114,632.

Other Aspects of Our Compensation Processes

When designing our compensation objectives and policies for our NEOs, the Committee considers the incentives that such objectives and policies create, including incentives to cause the Company to undertake appropriate risks. Among other things, the Committee considers aspects of our compensation policies that mitigate incentives to take inappropriate risks, such as the holding requirements described under “Other Aspects of Our Executive Compensation Program – Stock Ownership by Officers” above and the clawback policy described above.

The Committee has not adjusted executive officers’ future compensation based upon amounts realized or forfeited pursuant to previous equity awards.

The Committee’s practice for many years has been to make equity awards and approve new salaries and bonuses, if any, at its meeting in late January, which normally follows our announcement of earnings for the prior year. The Committee also may approve changes in compensation at other times throughout the year.

While the Committee is ultimately responsible for making all compensation decisions affecting our NEOs, our CEO participates in the underlying process because of his close day-to-day association with the other NEOs and his knowledge of our operations. Among other things, our CEO makes recommendations regarding all of the components of compensation described above for all of the NEOs, other than himself.  Our CEO does not participate in the portion of the Committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation. Our Vice President-Human Resources and our General Counsel also participate in the Committee’s compensation process. Specifically, our Vice President-Human Resources is responsible for coordinating the work assigned to FWC by the Committee. Our Vice President-Human Resources is expected to maintain knowledge of executive compensation trends, practices, rules and regulations and works with our General Counsel on related legal and tax compliance matters.

Appendix

This portion of the CD&A is the Appendix that provides additional information about the discussion in the Executive Summary that is not provided elsewhere in the CD&A.  We make various statements in the Executive Summary and this Appendix that do not explicitly say they are our opinions, but you should read them as such.  The Executive Summary discusses only the compensation of our CEO because his compensation sets the “compensation pace” for the rest of the NEOs.  The compensation programs for our CEO are generally no different than those for all of our NEOs, as discussed in the CD&A, although the amount of compensation depends on what level the particular officer occupies in our organizational hierarchy.  The additional information in the Appendix corresponds to the order of the discussion in the Executive Summary.

2012 Performance Based on Operational Metrics

Loss Ratio. The loss ratio is a customary measure of the quality of an insurer’s business.  It is losses incurred divided by earned premiums for MGIC’s primary new insurance written, in both cases over the period of the ratio. A year of seasoning includes the year in which the book was written; that is, the first year of seasoning for the book written in 2007 was 2007.

The percentage of MGIC loans that are delinquent is as of December 31, 2012 and represents loans that are at least 45 days past due (and would include those whose borrowers are in foreclosure or bankruptcy). The source of the percentage of FHA loans that are delinquent is the U.S. Department of Housing and Urban Development’s Annual Report to Congress – Fiscal Year 2012 Financial Status – FHA Mutual Mortgage Insurance Fund dated November 16, 2012. The FHA’s fiscal year ends September 30. The percentage of FHA loans that are delinquent represents loans that are “seriously delinquent,” which the FHA defines as loans that are 90 days or more delinquent or in foreclosure or bankruptcy.

Market Share. The source of the market share information is Inside Mortgage Finance.

Net earned premium yield is the cumulative net earned premium for a book of business divided by the new insurance written amount for that book of business.

Expense Ratio. The expense ratio is the combined insurance operations underwriting expenses divided by the net premiums written.

The information about the expense ratios of our peers was obtained from earnings press releases and Securities and Exchange Commission filings. The information represents U.S. mortgage insurance segment information only. Methods of calculating these ratios may differ among companies. PMI and Republic Mortgage Insurance Co. ceased writing new mortgage insurance in 2011, therefore, we have not included their expense ratios for 2011 or 2012.

Other. Additional information about the approvals from Fannie Mae, Freddie Mac and our primary insurance regulator may be found under the caption “Capital requirements may prevent us from continuing to write new insurance on an uninterrupted basis” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012.

The two companies that have stopped writing new business are PMI Mortgage Insurance and Republic Mortgage Insurance.

Our compensation is reasonable when measured by reference to a peer group consisting of our direct competitors and others related to our industry

We cite 2009-2011 revenues because, with the exception of the bonus for 2012 performance, all compensation decisions for 2012 were made in January 2012. At that time, only revenues from 2011 and earlier were available.

When the Committee made its last compensation decisions regarding 2012 compensation, the 2011 total direct compensation of the CEOs of the companies in our peer group was the latest available.

The table below shows the average revenues for 2009-2011 for us and each of the eight companies that we use in our peer group benchmarking analysis. All revenue percentiles in the Executive Summary and this Appendix are the output of the “Percentile” formula in Microsoft’s Excel software.

	2009-2011 Average Revenues	Total Direct Compensation (1)
	(millions)
Ambac Financial Group	$1,543.4	$1,300.0
Assured Guaranty	1,344.8	8,616.0
Fidelity National Financial	5,258.1	8,423.6
First American Financial	3,924.7	4,019.5
Genworth Financial Inc.	9,808.0	6,615.1
MBIA Inc.	441.2	500.0
Old Republic Int’l Corp.	4,183.8	1,410.8
Radian Group Inc.	1,209.7	8,522.4

MGIC	1,559.5	2,642.2
MGIC Percentile Ranking	43%	35%
_____________
(1)	2012 data for MGIC; 2011 data for all other companies

The Committee’s compensation consultant, FWC (see “Benchmarking” above), simulated a peer group based on companies within the same eight digit GICS code as us and companies we had chosen as peers. Companies in our GICS code were selected if they had total assets between 0.4 and 2.5 times our assets (as of September 30, 2012). Companies in the property and casualty GICS code were selected if they had revenues (for the twelve months ended September 30, 2012) between 0.4 and 2.5 times our revenues. In each case, the companies had market capitalizations of between $50 million and $4 billion (as of December 1, 2012). Because we are within the GICS Thrifts and Mortgage Finance Companies sub-classification, the particular peer group that resulted from FWC’s simulation is primarily from this sub-classification. The 22 companies in the peer group include 14 community banks and 2 regional banks.

Our compensation practices should not be benchmarked against a peer group primarily selected by a Standard & Poors’ Global Industry Classification Standard (GICS) in combination with a balance sheet test.  The Committee, with the advice of its independent consultant, determined a GICS-related peer group is not appropriate for us because:

•	Mortgage insurance does not have its own GICS code. Nearly all of the companies in our GICS code are lending institutions, not insurers.

•
Using our GICS code as the initial criterion to select peers may result in comparing us primarily with a group of community banks.  Our business is very different from community banking, which involves gathering consumer deposits through a local retail branch network and investing those funds to profit from an interest rate spread.

•
Even if our GICS code were used, for our business, revenues are a better metric for selection of a peer group than balance sheet assets.  Unlike a community bank whose revenues are largely a function of assets on its balance sheet, our revenues are largely a function of our insurance in force, which is not on our balance sheet.  Our revenues for the twelve months ended September 30, 2012, were in the 93rd percentile of a group of peers, predominantly community banks, which would result from selecting “peers” primarily from companies with our GICS code and a similar amount of balance sheet assets.

Our CEO’s compensation is aligned with returns to our shareholders

The last five years throughout the CD&A are 2008 – 2012, as reported in the SCT for those years.

Effective with the proxy statement for our 2010 Annual Meeting, the SEC changed the rules on how equity grants were to be reported in the SCT to provide that the entire grant date fair value on the grant date was to be reported.  The SCT in that proxy statement showed 2008 compensation on that new basis. Our approximation that 63% in value was lost was computed using the compensation figures for 2008 in that proxy statement.

The performance goals for the restricted stock granted before 2008 that was forfeited in 2008-2012 were based on earnings per share and return on equity.

We have not granted options since 2004 and the compensation tables that reported these options were in proxy statements issued before 2006. The reference to the last five years includes options that expired in January 2013.

During 2008-2012, our CEO had $2.1 million in shares withheld from vestings of restricted stock on account of income tax withholding, net of withholding amounts that he paid in cash.  The dollar figures for shares withheld in this calculation are determined by the closing price on the vesting date.  The 23% cash compensation percentage is computed using the amount of cash compensation included in the SCT during the last five years.  Cash compensation consists of base salary and bonus.

Summary Compensation Table Anomalies

Volatility of Company Stock. Our beta of 3.36 represents the one year daily “raw beta” for the period December 31, 2011 through December 31, 2012, from the Bloomberg database.

Compensation Committee Report

Among its other duties, the Management Development, Nominating and Governance Committee assists the oversight by the Board of Directors of MGIC Investment Corporation’s executive compensation program, including approving corporate goals relating to compensation for the CEO and senior officers, evaluating the performance of the CEO and determining the CEO’s annual compensation and approving compensation for MGIC Investment Corporation’s other senior executives.

The Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in MGIC Investment Corporation’s proxy statement for its 2013 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the year ending December 31, 2012.

Members of the Management Development, Nominating and Governance Committee:

Kenneth M. Jastrow, II, Chairman
Thomas M. Hagerty
Leslie M. Muma
Donald T. Nicolaisen

COMPENSATION AND RELATED TABLES

Summary Compensation Table

The following table summarizes the compensation earned by or paid to our named executive officers in 2010 through 2012. Following the table is a summary of our annual bonus program. Other tables that follow provide more detail about the specific types of compensation.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(2)	All Other Compensation $	Total Compensation $
Curt Culver	2012	910,539	475,000	1,256,670	1,365,107	8,950	4,016,266
Chairman and Chief	2011	884,231	734,300	2,994,449	967,428	8,950	5,589,358
Executive Officer	2010	865,000	1,300,000	1,663,200	545,645	6,500	4,380,345

J. Michael Lauer	2012	480,846	225,000	424,127	314,666	8,950	1,453,589
Executive Vice President	2011	466,839	357,500	1,010,629	235,238	8,950	2,079,156
and Chief Financial Officer	2010	453,231	550,000	561,330	83,577	6,500	1,654,638

Patrick Sinks	2012	583,154	200,000	785,420	618,373	8,950	2,195,897
President and Chief	2011	558,508	357,500	1,871,535	414,061	8,950	3,210,554
Operating Officer	2010	516,692	585,200	1,039,500	213,577	6,500	2,361,469

Lawrence Pierzchalski	2012	469,939	175,000	424,127	670,932	8,950	1,748,948
Executive Vice	2011	456,308	302,500	1,010,629	470,613	8,950	2,249,000
President - Risk Management	2010	443,000	501,800	561,330	271,888	6,500	1,784,518

Jeffrey Lane	2012	729,962	200,000	424,127	449,723	8,950	1,812,762
Executive Vice President	2011	710,385	357,500	1,010,629	415,914	8,950	2,503,378
and General Counsel	2010	653,846	550,000	1,402,330	311,723	19,770	2,937,669
_____________
(1)      The amounts shown in this column represent the grant date fair value of the stock awards granted to named executive officers in the years shown, computed in accordance with FASB ASC Topic 718. The fair value of stock award units is based on the closing price of our common stock on the New York Stock Exchange on the date of grant. Except as described below, the vesting of all of the awards represented in this column is subject to our meeting certain performance conditions. In accordance with the rules of the SEC, all of the figures in this column represent the value at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date, such probable outcome determined with reference to the performance of the fiscal year preceding the grant. The probable outcome of the applicable performance conditions associated with the 2010 awards resulted in the full value of such awards being reflected in this column. If the full value of the applicable awards for 2012 and 2011 were shown assuming the highest level of the applicable performance conditions was achieved, rather than an amount based upon the probable outcome of the applicable performance conditions, then the amounts shown would have been:

	2012	2011
Curt Culver	$1,368,675	$3,097,710
J. Michael Lauer	$461,929	$1,045,479
Patrick Sinks	$855,424	$1,936,073
Lawrence Pierzchalski	$461,929	$1,045,479
Jeffrey Lane	$461,929	$1,045,479

(2)      The Company does not maintain a nonqualified deferred compensation plan for its employees. The amounts shown in this column reflect the change in present value of accumulated pension benefits during such year pursuant to our Pension Plan and our Supplemental Executive Retirement Plan when retirement benefits are also provided under that Plan. See information following the table titled “Pension Benefits at 2012 Fiscal Year-End” below for a summary of these plans. The change shown in this column is the difference between (a) the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 and continuing for his life expectancy determined at the end of the year shown and by assuming that the officer’s employment with us ended on the last day of that year shown and (b) the same calculation done as if the officer’s employment had ended one year earlier. For all years shown, the change between years represents the net result of (a) the officer being one year closer to the receipt of the pension payments, which means the present value is higher, and the annual pension payment is higher due to the additional benefit earned because of one more year of employment; (b) a change in actuarial assumptions used to calculate the benefit, primarily a decrease in the discount rate used to calculate the present value at the end of each of those years, which made the increases higher than they would have been if we had not changed the discount rate; and (c) distributions that the named executive officers received from our Supplemental Executive Retirement Plan during the fiscal year ended December 31, 2012 to pay the employee portion of the Social Security tax attributable to benefits earned under the plan during fiscal year 2012, as well as amounts distributed to cover the income tax thereon. For each named executive officer, the change for 2012, 2011 and 2010 consists of:

	2012		2011		2010
Name	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors
Curt Culver	$702,165	$662,942	$310,398	$657,030	$141,243	$404,402
J. Michael Lauer	226,765	87,901	106,335	128,903	52,343	31,234
Patrick Sinks	353,499	264,874	144,013	270,048	61,530	152,047
Lawrence Pierzchalski	357,260	313,672	156,596	314,017	71,724	200,164
Jeffrey Lane	261,831	187,892	114,036	301,878	51,911	259,812
_________________
See Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2012 for additional information regarding the assumptions made in arriving at these amounts.

Annual Bonus

The following is a description of our annual bonus program. This discussion supplements the discussion included in the section titled “Compensation Discussion and Analysis” above.

Our bonus program provides that annual bonuses, so long as we met a performance target described in “Compensation Discussion and Analysis — Our 2012 Executive Compensation — Annual Bonus” above, are determined in the discretion of the Management Development, Nominating and Governance Committee taking account of:

•
our actual financial and other results for the year compared to the goals considered and approved by the Management Development, Nominating and Governance Committee in the first quarter of that year (see “Compensation Discussion and Analysis — Our 2012 Executive Compensation — Annual Bonus” above for our 2012 performance goals);

•	the Committee’s subjective analysis of the business environment in which we operated during the year;

•	the Committee’s subjective evaluation of individual officer performance;

•	the subjective recommendations of the CEO (except in regard to his own bonus); and

•	such other matters as the Committee deems relevant.

The maximum bonuses under this bonus framework cannot exceed three times the base salary of the CEO and 2.25 times the base salaries of our other named executive officers.

2012 Grants Of Plan-Based Awards

The following table shows the grants of plan-based awards to our named executive officers in 2012.

					Grant Date
					Fair Value of
			Estimated Future Payouts		Stock and
			Under Equity Incentive Plan		Option
		Grant	Awards		Awards
Name	Type of Award	Date	Target (#)	Maximum (#)	($)(1)

Curt Culver	Other(2)	1/30/12	63,000	63,000	248,850
	Performance Based(3)	1/30/12	255,144	283,500	1,007,820
J. Michael Lauer	Other(2)	1/30/12	21,262	21,262	83,985
	Performance Based(3)	1/30/12	86,112	95,682	340,142
Patrick Sinks	Other(2)	1/30/12	39,375	39,375	155,531
	Performance Based(3)	1/30/12	159,466	177,188	629,889
Lawrence Pierzchalski	Other(2)	1/30/12	21,262	21,262	83,985
	Performance Based(3)	1/30/12	86,112	95,682	340,142
Jeffrey Lane	Other(2)	1/30/12	21,262	21,262	83,985
	Performance Based(3)	1/30/12	86,112	95,682	340,142
_____________
(1)
All of the figures in this column represent the value at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. The grant date fair value is based on the New York Stock Exchange closing price on the day the award was granted. There have been no stock options granted since 2004.

(2)
CM Grants, as described in “— Compensation Discussion and Analysis — Our 2012 Executive Compensation — Longer-Term Restricted Equity — Other Restricted Equity” above, including information about the performance goals applicable to these awards.

(3)
LME Grants, as described in “— Compensation Discussion and Analysis — Our 2012 Executive Compensation — Longer-Term Restricted Equity” above, including information about the performance goals applicable to these awards. Pursuant to rules adopted by the SEC, the amounts set forth in the “Target” column are based upon the assumption that our performance with respect to the three performance goals applicable to these awards in 2012 through 2014 will equal our performance in 2011. Using this approach, 90% of the shares granted would vest.

Outstanding Equity Awards At 2012 Fiscal Year-End

The following table shows our named executive officers’ equity awards outstanding on December 31, 2012.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Curt Culver	80,000	(3)	43.70	1/22/13	563,907	(4)	1,499,993
	80,000		68.20	1/28/14
J. Michael Lauer	27,000	(3)	43.70	1/22/13	190,321	(4)	506,254
	27,000		68.20	1/28/14
Patrick Sinks	8,000	(3)	43.70	1/22/13	352,445	(4)	937,504
	40,000		68.20	1/28/14
Lawrence Pierzchalski	27,000	(3)	43.70	1/22/13	190,321	(4)	506,254
	27,000		68.20	1/28/14
Jeffrey Lane	10,800	(3)	43.70	1/22/13	190,321	(4)	506,254
	27,000		68.20	1/28/14
_____________
(1)	There have been no stock options granted since 2004. All stock option awards are fully vested.

(2)	Based on the closing price of the Common Stock on the New York Stock Exchange at 2012 year-end, which was $2.66.

(3)	These stock options expired in January 2013 without being exercised.

(4)
Consists of: (a) performance-based restricted equity granted in 2010, 2011 and 2012 that will vest in February in each of the first three years following the grant dates if we meet certain performance targets (with the vesting amounts, if any, dependent upon our performance) and (b) other restricted equity granted in 2010, 2011 and 2012, one-third of which will vest in February in each of the first three years following the grant dates if we meet certain performance targets. Certain restricted equity awards granted in 2010, 2011 and 2012 that do not vest in a particular year because actual performance is less than target performance in that year may vest in following years. See “— Compensation Discussion and Analysis — Our 2012 Executive Compensation — Longer-Term Restricted Equity — Other Restricted Equity” for information about vesting of these awards.

The 2010 awards were granted on January 27, 2010, the 2011 awards were granted on January 25, 2011 and the 2012 awards were granted on January 30, 2012. The 2012 awards are reported in the table titled “2012 Grants of Plan-Based Awards” above. The 2011 awards were similar to the 2012 awards, except that the performance goals were changed for the 2012 awards. The 2010 awards were similar to the 2011 awards, except that the performance goals were changed for the 2011 awards and a greater percentage of the 2011 awards were granted in the form of performance-based awards (increased from approximately 75% to approximately 82% (excluding a one-time grant to Mr. Lane)). The number of units of performance-based restricted equity included in this column is a representative amount based on 2011 performance.

2012 Option Exercises And Stock Vested

The following table shows the vesting of grants of plan-based stock awards to our named executive officers in 2012. There were no options exercised in 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Curt Culver	257,784	1,159,115
J. Michael Lauer	87,002	391,201
Patrick Sinks	161,114	724,442
Lawrence Pierzchalski	87,002	391,201
Jeffrey Lane	112,002	502,951

(1)
Value realized is the market value at the close of business on the vesting date. None of our named executive officers sold any shares in 2012, though some shares that vested were withheld to pay taxes due as a result of the vesting of the shares.

Pension Benefits At 2012 Fiscal Year-End

The following table shows the present value of accrued pension plan benefits for our named executive officers as of December 31, 2012.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year (3)
Curt Culver	Qualified Pension Plan	30.2	2,572,411		-
	Supplemental Executive Retirement Plan	30.2	4,307,039		6,439

J. Michael Lauer	Qualified Pension Plan	23.8	2,236,185		-
	Supplemental Executive Retirement Plan	23.8	787,645		3,465

Patrick Sinks	Qualified Pension Plan	34.4	2,133,023		-
	Supplemental Executive Retirement Plan	34.4	389,165		6,897

Lawrence Pierzchalski	Qualified Pension Plan	30.7	2,528,171		-
	Supplemental Executive Retirement Plan	30.7	853,711		3,301

Jeffrey Lane	Qualified Pension Plan	16.3	2,610,032	(4)	-
	Supplemental Executive Retirement Plan	16.3	420,328		8,527
_____________
(1)	See below for a summary of these plans.

(2)
The amount shown is the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 (which is the earliest age that unreduced benefits under the Qualified Pension Plan and Supplemental Executive Retirement Plan may be received) and continuing for his life expectancy determined at the end of 2012 and by assuming that the officer’s employment with us ended on the last day of that year.  See Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2012 for the discount rate used to calculate the present value of benefits under these plans.

(3)
The amount shown in this column represents distribution amounts that the named executive officers received from the MGIC Supplemental Executive Retirement Plan during the fiscal year ended December 31, 2012 to pay the employee portion of the Social Security tax attributable to benefits earned under the plan during fiscal year 2012, as well as amounts distributed to cover the income tax thereon.

(4)	Includes an annual benefit of $34,000 credited to Mr. Lane as part of his initial employment. This amount represents $443,697 of the present value of Mr. Lane’s benefits.

Under the Pension Plan and the Supplemental Plan taken together, each executive officer earns an annual pension credit for each year of employment equal to 2% of the officer’s eligible compensation for that year. Eligible compensation is limited to salaries, wages, cash bonuses, and the portion of cash bonuses deferred and converted to restricted equity bonuses (applicable for bonuses for 2001 through 2006 performance). At retirement, the annual pension credits are added together to determine the employee’s accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee’s average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated. Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable in monthly installments upon retirement at or after age 65 with at least five years of service (age 62 if the employee has completed at least seven years of service). Any supplemental executive retirement benefits earned on or after January 1, 2005 are payable in a lump sum six months after service with the company ends. In addition, reduced benefits are payable beginning at age 55. These benefits are reduced by 0.5% for each month that payments begin prior to the normal retirement date. Messrs. Lauer and Lane are eligible for their full retirement benefits and Messrs. Culver, Pierzchalski and Sinks are eligible to receive reduced benefits.

If the employment of our named executive officers terminated effective December 31, 2012, the annual amounts payable to them at age 62 under these plans would have been: Mr. Culver – $277,770; Mr. Lauer – $200,000; Mr. Sinks – $200,000; Mr. Pierzchalski – $200,000; and Mr. Lane – $200,000; and the lump-sum payment for supplemental executive retirement benefits earned on or after January 1, 2005 would have been: Mr. Culver – $3,457,728; Mr. Lauer – $802,838; Mr. Sinks – $490,797; Mr. Pierzchalski – $908,339; and Mr. Lane – $417,787. As of December 31, 2012, Messrs. Lauer and Lane were each eligible to receive this level of benefits because each was over the age of 62 and had more than seven years’ tenure. As of December 31, 2012, Messrs. Culver, Sinks and Pierzchalski were eligible to receive reduced benefits under these plans immediately upon retirement because they were over the age of 55 and had more than seven years’ tenure. As a result, if their employment had been terminated effective December 31, 2012, the annual amounts payable to them under our Pension Plan had they elected to begin receiving annual payments immediately would have been Mr. Culver – $254,160; Mr. Lauer – $200,000; Mr. Sinks – $129,000; Mr. Pierzchalski – $178,000; and Mr. Lane – $200,000; and the lump-sum payment for supplemental executive retirement benefits earned on or after January 1, 2005 would have been: Mr. Culver – $3,256,777; Mr. Lauer – $802,838; Mr. Sinks – $352,748; Mr. Pierzchalski – $838,965; and Mr. Lane – $417,787. The discount rate and post-retirement mortality assumptions used to calculate the lump-sum payments differ from the factors used in our financial statements.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the estimated value of payments to each of the named executive officers assuming the triggering event or events indicated occurred on December 31, 2012.

Name	Termination Scenario	Total ($)	Cash Payment ($)		Value of Restricted Equity and Stock Options that will Vest on an Accelerated Basis ($)(1)	Value of Restricted Equity and Stock Options Eligible for Continued Vesting ($)(1)	Value of Other Benefits ($)(2)
Curt Culver	Change in control with qualifying termination(3)	7,859,780	6,061,819	(4)	1,647,814	-	150,147
	Change in control without qualifying termination(3)	1,647,814	-		1,647,814	-	-
	Death	1,647,814	-		1,647,814	-	-

J. Michael Lauer	Change in control with qualifying termination(3)	3,323,280	2,660,611	(5)	556,142	-	106,527
	Change in control without qualifying termination(3)	556,142	-		556,142	-	-
	Retirement	245,071	-		-	245,071	-
	Death	556,142	-		556,142	-	-

Patrick Sinks	Change in control with qualifying termination(3)	4,388,665	3,219,310	(4)	1,029,891	-	139,464
	Change in control without qualifying termination(3)	1,029,891	-		1,029,891	-	-
	Death	1,029,891	-		1,029,891	-	-

Lawrence Pierzchalski	Change in control with qualifying termination(3)	3,255,522	2,599,137	(4)	556,142	-	100,243
	Change in control without qualifying termination(3)	556,142	-		556,142	-	-
	Death	556,142	-		556,142	-	-

Jeffrey Lane	Change in control with qualifying termination(3)	3,905,066	3,205,840	(5)	556,142	-	143,084
	Change in control without qualifying termination(3)	556,142	-		556,142	-	-
	Retirement	245,071	-		-	245,071	-
	Death	556,142	-		556,142	-	-
_____________
(1)
The value attributed to restricted stock that accelerates or is eligible for continued vesting is calculated using the closing price on the New York Stock Exchange on December 31, 2012 (which is a higher valuation than that specified by IRS regulations for tax purposes). The value of options would be the difference between the closing price on the New York Stock Exchange on December 31, 2012 and the exercise price. However, as of December 31, 2012, the exercise price of all options exceeded the market price. As a result, all amounts in these columns represent value attributable solely to restricted equity.

(2)	Other benefits include three years of health and welfare benefits and the maximum outplacement costs each executive would be entitled to.

(3)
As described further in “Change in Control Agreements” below, each of our named executive officers is a party to a KEESA that may provide for payments after a change in control. A qualifying termination is a termination within three years (but no later than the date the executive reaches the age at which the executive may retire under the Pension Plan with full pension benefits) after the change in control by the Company other than for cause, death or disability or by the executive for good reason.

(4)
Amounts payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

(5)
As of December 31, 2012, neither Mr. Lauer nor Mr. Lane was eligible to receive a cash payment or other benefits under his KEESA because he had attained his normal retirement age. As noted in “Change in Control Agreements” below, in 2010, we created a supplemental benefit plan applicable to persons who had attained their normal retirement age.

Mr. Lane’s cash payment under his supplemental KEESA was capped by reducing such payment (by $812,563) to an amount that will not trigger payment of federal excise taxes on such payment.

Change in Control Agreements

Key Executive Employment and Severance Agreement. Each of our named executive officers is a party to a Key Executive Employment and Severance Agreement with us (a “KEESA”). If a change in control occurs and the executive’s employment is terminated within three years (but no later than the date the executive reaches the age at which the executive may retire under the Pension Plan with full pension benefits, which is 62, an age that none of our named executive officers other than Mr. Lauer and Mr. Lane has attained) after the change in control (this period is referred to as the employment period), other than for cause, death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive a termination payment of twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions to our tax-qualified defined contribution plan, subject to reduction as described below. This termination payment is payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced by an amount corresponding to the portion of the employment period that has elapsed since the date of the change in control. The KEESAs require that, for a period of twelve months after a termination for which a payment is required, the executive not compete with us unless approved in advance in writing by our Board of Directors. The KEESAs also impose confidentiality obligations on our executives that have signed them.

Under the KEESAs, a change in control generally would occur upon the acquisition by certain unrelated persons of 50% or more of our Common Stock; an exogenous change in the majority of our Board of Directors; certain mergers, consolidations or share exchanges or related share issuances; or our sale or disposition of all or substantially all of our assets. We would have “cause” to terminate an executive under a KEESA if the executive were intentionally to engage in certain bad faith conduct causing demonstrable and serious financial injury to us; to be convicted of certain felonies; or to willfully, unreasonably and continuously refuse to perform his or her existing duties or responsibilities. An executive would have “good reason” under his or her KEESA if we were to breach the terms of the KEESA or make certain changes to the executive’s position or working conditions.

While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefit plans. Such benefits include life insurance benefits made available to salaried employees generally and other benefits provided to executives of comparable rank, including stock awards, supplemental retirement benefits and periodic physicals. The value of these benefits cannot be less than 75% of the value of comparable benefits prior to the change in control, except that if the new parent company does not provide stock-based compensation to executives of its U.S. companies of comparable rank, this type of benefit need not be provided and the 75% minimum for other benefits is raised to 100%. If the executive experiences a qualified termination, he is entitled to continued life and health insurance for the remainder of the employment period or, if earlier, the time he obtains similar coverage from a new employer, outplacement services and up to a total of $10,000 to cover tax preparation, legal and accounting services relating to the KEESA termination payment.

If the excise tax under Sections 280G and 4999 of the Internal Revenue Code would apply to the benefits provided under the KEESA, the executive is entitled to receive a payment so that he is placed in the same position as if the excise tax did not apply. In 2008, we amended our KEESAs for the principal purpose of complying with Section 409A of the Internal Revenue Code. In 2009, we eliminated any reimbursement of our named executive officers for any additional tax due as a result of the failure of the KEESAs to comply with Section 409A.

Supplemental Plan for Executives Covered by MGIC Investment Corporation Key Executive Employment and Severance Agreements. In 2010, we created the Supplemental Plan for Executives Covered by MGIC Investment Corporation Key Executive Employment and Severance Agreements, which provides benefits to compensate for the benefits that are reduced or eliminated by the age-based limitation under our KEESAs. This plan was adopted because the Committee wanted to provide such benefits for those who would, absent this age-based limitation, receive benefits under his or her KEESA. The Committee believes that age should not reduce or eliminate benefits under a KEESA, but recognized that our employees may retire with a full pension at age 62 provided they have been a pension plan participant for at least seven years. Taking the early availability of full pension benefits into account, the payments under this plan are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payments under Sections 280G and 4999. As a result, unlike our KEESAs, this plan does not include an excise tax gross-up provision. Our KEESAs were not amended in connection with the adoption of this plan.

Post-Termination Vesting of Certain Restricted Equity Awards

In general, our restricted equity awards are forfeited upon a termination of employment, other than as a result of the award recipient’s death (in which case the entire award vests). In general, if employment termination occurs after age 62 for a recipient who has been employed by us for at least seven years, awards granted at least one year prior to the date of the employment termination will continue to vest if the recipient enters into a non-competition agreement with us. Two of our NEOs are 62 or older and two others, including our CEO, will become 62 by October 2014.

Severance Pay

Although we do not have a written severance policy for terminations of employment unrelated to a change in control, we have historically negotiated severance arrangements with officers whose employment we terminate without cause. The amount that we have paid has varied based upon the officer’s tenure and position.

OTHER MATTERS

Related Person Transactions

Among other things, our Code of Business Conduct prohibits us from entering into transactions in which our “Senior Financial Officers,” executive officers or their respective immediate family members have a material financial interest (either directly or through a company with which the officer has a relationship) unless all of the following conditions are satisfied:

•	the terms of the contract or transaction are fair and equitable, at arm’s length and are not detrimental to our interests;

•	the existence and nature of the interests of the officer are fully disclosed to and approved by the Audit Committee; and

•	the interested officer has not participated on our behalf in the consideration, negotiation or approval of the contract or transaction.

In addition, the Code requires Audit Committee approval of all transactions with any director or a member of the director’s immediate family, other than transactions involving the provision of goods or services in the ordinary course of business of both parties. The Code contemplates that our non-management directors will disclose all transactions between us and parties related to the director, even if they are in the ordinary course of business.

We have used the law firm of Foley & Lardner LLP as our principal outside legal counsel for more than 25 years. Our General Counsel was formerly a partner of that law firm and his wife is currently a partner in that law firm. In 2012, Foley & Lardner was paid $1,400,612 by us and our consolidated subsidiaries for legal services and in the first two months of 2013, it was paid an additional $83,643.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of their beneficial ownership of our stock and changes in stock ownership with the SEC. Based in part on statements by the directors and executive officers, we believe that all Section 16(a) forms were timely filed by our directors and executive officers in 2012, except for the inadvertent failure to file one report covering the disposition by James A. Karpowicz (a Senior Vice President of our Mortgage Guaranty Insurance Corporation subsidiary) of approximately 840 shares (valued at less than $1,500) from his MGIC Profit-Sharing and Savings Plan account on October 15, 2012. A Form 4 was filed on behalf of Mr. Karpowicz January 15, 2013 to report the disposition. Mr. Karpowicz had purchased shares of our stock in open market transactions within six months of the sale by his Profit-Sharing and Savings Plan account. The short swing profit resulting from those transactions of $531.87 was paid by Mr. Karpowicz to the Company. Mr. Karpowicz is retiring after 25 years of service; his retirement is unrelated to the matters discussed above. We timely made more than 50 other Section 16(a) filings on behalf of our executive officers and directors in 2012.

ITEM 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed the accounting firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2013. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of PwC is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.

In PwC’s engagement letter, we expect that we and PwC will agree not to demand a trial by jury in any action, proceeding or counterclaim arising out of or relating to PwC’s services and fees for the engagement. We also expect that we will agree that we will not, directly or indirectly, agree to assign or transfer any rights, obligations, claims or proceeds from claims against PwC arising under the engagement letter to anyone. We further expect that the engagement letter will not contain a requirement that we arbitrate any disputes with PwC nor any limitation on our right to damages from PwC.

Audit and Other Fees

For the years ended December 31, 2012 and 2011, PwC billed us fees for services of the following types:

	2012	2011
Audit Fees	$1,920,631	$1,914,228
Audit-Related Fees	33,329	10,610
Tax Fees	31,010	30,245
All Other Fees	3,760	3,760
Total Fees	$1,988,730	$1,958,843

Audit Fees include PwC’s review of our quarterly financial statements and audit of our year-end financial statements and internal controls over financial reporting. Audit-Related Fees for 2011 and 2012 include fees related to an external peer review of the actuarial calculations done with respect to our Australian operations. Audit-Related Fees for 2012 also include fees in connection with a financial examination by the insurance regulator of our domiciliary state. Tax Fees include a review of our tax returns. All Other Fees are subscription fees for an online library of financial reporting and assurance literature.

The rules of the SEC regarding auditor independence provide that independence may be impaired if the auditor performs services without the pre-approval of the Audit Committee. The Committee’s policy regarding pre-approval of audit and allowable non-audit services to be provided by the independent auditor includes a list of services that are pre-approved as they become necessary and the Committee’s approving of a schedule of other services expected to be performed during the ensuing year prior to the start of the annual audit engagement. If we desire the auditor to provide a service that is not in either category, the service may be presented for pre-approval by the Committee at its next meeting or may be pre-approved by the Chairperson (or another Committee member designated by the Chairperson). The Committee member approving the service will be given detail regarding the service equivalent to the detail that would be given to the Committee, and the Committee will be notified of the approved service at its next regularly scheduled meeting. We periodically provide the Committee with information about fees paid for services that have been approved and pre-approved. The Audit Committee pre-approved all of the services that PwC provided in 2012.

Shareholder Vote Required

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR RATIFICATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

HOUSEHOLDING

The broker, bank or other nominee for any shareholder who holds shares in “street name” and is not a shareholder of record may deliver only one copy of this proxy statement and the Annual Report to Shareholders to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and Annual Report to Shareholders, now or in the future, should submit a request to MGIC by telephone at (414) 347-6480 or by submitting a written request to Investor Relations, MGIC Investment Corporation, P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201. Beneficial owners sharing an address who are receiving multiple copies of the proxy statement and Annual Report to Shareholders and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

APPENDIX A

MGIC INVESTMENT CORPORATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Rights Agent

AMENDED AND RESTATED RIGHTS AGREEMENT

Dated as of July 25, 2012

A-i

A-ii

AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDED AND RESTATED RIGHTS AGREEMENT (“Agreement”), is dated as of July 25, 2012, between MGIC INVESTMENT CORPORATION, a Wisconsin corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Rights Agent”).

WHEREAS, the Board of Directors of the Company authorized a Rights Agreement, dated as of July 22, 1999 (the “Original Rights Agreement”), declared a dividend of one common share purchase right (a “Right”) for each Common Share (as hereinafter defined) outstanding upon the close of business on August 9, 1999 (the “Record Date”) payable on such date, and authorized the issuance of one Right for each Common Share issued between the Record Date and the earliest of certain dates specified in the Original Rights Agreement, each Right, as of March 4, 2013, representing the right to purchase one-tenth of one Common Share, upon the terms and subject to the conditions set forth in the Original Rights Agreement; and

WHEREAS, the Company and the Rights Agent amended and restated the Original Rights Agreement by entering into an Amended and Restated Rights Agreement dated as of July 7, 2009 (as subsequently amended, the “2009 Rights Agreement”); and

WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), then its ability to use its Tax Benefits (as hereinafter defined) for U.S. federal income tax purposes could be substantially limited; and

WHEREAS, the Company views its Tax Benefits as valuable assets of the Company, which are likely to inure to the benefit of the Company and its shareholders, and the Company believes that is in the best interest of the Company and its shareholders that the Company provide for the protection of the Company’s Tax Benefits on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby amend and restate the 2009 Rights Agreement to provide as follows:

Section 1.       Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “2009 Amendment Effective Time” means the close of business on July 7, 2009.

(b)           “2017 Note Adjustment Events” means an increase pursuant to the terms of the 2017 Notes in the number of Common Shares that are deliverable on conversion of the 2017 Notes. Changes in the average price per Common Share that affect the number of Common Shares deliverable on conversion of the 2017 Notes shall be considered adjustments under the immediately preceding sentence.

(c)           “2017 Notes” means the Company’s 5% Convertible Senior Notes due 2017.

(d)           “2020 Note Adjustment Events” means an increase pursuant to the terms of the 2020 Notes in the number of Common Shares that are deliverable on conversion of the 2020 Notes. Changes in the average price per Common Share that affect the number of Common Shares deliverable on conversion of the 2020 Notes shall be considered adjustments under the immediately preceding sentence.

(e)           “2020 Notes” means the Company’s 2% Convertible Senior Notes due 2020.

(f)           “2063 Debenture Adjustment Events” means each of (i) effective as of each date on which the interest so deferred would have been due and payable in the absence of such deferral, the Company deferring the payment of interest on the 2063 Debentures, (ii) effective as of each date on which such compounded interest accrues, the accrual of compounded interest on account of such a deferral, and (iii) an increase pursuant to the terms of the 2063 Debentures in the number of Common Shares that are deliverable on conversion of the 2063 Debentures. Changes in the average price per Common Share that affect the number of Common Shares deliverable on conversion of the 2063 Debentures shall be considered adjustments under the immediately preceding clause (iii).

(g)           “2063 Debentures” means the Company’s 9% Convertible Junior Subordinated Debentures due 2063.

(h)           “Acquiring Person” means any Person that is or has become, by itself or together with its Affiliates and Associates, a Beneficial Owner of 5.0% or more of the Common Shares then outstanding, but shall not include:

(i)     any Related Person;

(ii)    any Grandfathered Person, provided that if the Percentage Stock Ownership of any Person that had qualified as a Grandfathered Person ceases to be at least 5.0%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 5.0% or more, and then only if such Person does not qualify (A) as an Exempt Person, (B) for the exception in subsection (iv) of this Section 1(h), (C) as a Grandfathered Person pursuant to subsection (u)(ii) of this Section 1, or (D) in the case of any Person who was a Grandfathered Person pursuant to subsection (u)(i) of this Section 1, as a Grandfathered Person pursuant to subsection (u)(ii) of this Section 1, which shall be applied to such Person as if the Percentage Stock Ownership of such Person at the 2009 Amendment Effective Time had been less than 5.0%;

(iii)   any Exempt Person;

(iv)   any Person that the Company determines, in its sole discretion, has, at or after the 2009 Amendment Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person); provided that such Person promptly enters into, and delivers to the Company, an irrevocable commitment to, divest or cause its Affiliates and Associates to divest promptly after (A) if the Person delivers a representation letter pursuant to clause (i) of Section 1(q) and requests a determination of the Company pursuant to clause (ii) of Section 1(q), then the time, if any, upon which the Company informs the Person of its adverse determination with respect to such a request (with no divestiture being required if the Person is determined to be an Exempt Person), or (B) if the Person does not both deliver a representation letter pursuant to clause (i) of Section 1(q) and request a determination of the Company pursuant to clause (ii) of Section 1(q), then the time of such commitment, and thereafter such Person or its Affiliates and Associates divest to the extent and promptly after the time specified by the foregoing clause (A) or (B) (without exercising or retaining any power, including voting power, with respect to such Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares)) sufficient Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) so that such Person’s Percentage Stock Ownership is less than 5.0% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person, Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) in an amount sufficient to reduce such Person’s beneficial ownership of Common Shares by the number of Common Shares that caused such Person to so fail to qualify as a Grandfathered Person or Exempt Person, as the case may be); provided further that any such Person shall cease to qualify for the exclusion from the definition of “Acquiring Person” contained in this subsection (iv) from and after such time (if any) as the Person, together with its Affiliates and Associates, subsequently becomes a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or fails to continue to qualify as a Grandfathered Person or Exempt Person), unless the Person independently meets the conditions set forth in this subsection (iv) with respect to the circumstances relating to the Person, together with its Affiliates and Associates, subsequently becoming a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or failing to continue to qualify as a Grandfathered Person or Exempt Person); and

(v)    any Person that has, by itself or together with its Affiliates and Associates, become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or Exempt Person) as a result of one or more transactions that are determined to be Exempt Transactions, unless and until such time as such Person or transaction(s) no longer satisfy the terms or conditions, if any, that the Board prescribed in its determination under subsection (r) of this Section 1 with respect to such transaction(s); provided that if the Percentage Stock Ownership of any Person that had qualified for the exemption under this subsection (v) ceases to be at least 5.0%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 5.0% or more, and then only if such Person does not qualify (I) as an Exempt Person, (II) for the exception in subsection (iv) of this Section 1(h), (III) as a Grandfathered Person pursuant to subsection (u)(ii) of this Section 1, or (IV) for an additional exception under this subsection (v).

If officers of the Company determine on behalf of the Company that a Person has, at or after the 2009 Amendment Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person) pursuant to subsection (iv) of this Section 1(h), then such officers shall promptly notify the Board of such determination. Notwithstanding the foregoing, a failure to promptly make such a notification shall not impact the effectiveness of such determination.

(i)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement and, to the extent not included within the foregoing provisions of this Section 1(i), shall also include, with respect to any Person, any other Person whose Common Shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (i) owned by such first Person (or by a Person or group of Persons to which the Common Shares owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (ii) owned by the same “entity” (as defined in the second sentence of Treasury Regulation Section 1.382- 3(a)(1)(i)) as is deemed to own the Common Shares owned by such first Person; provided, however, that a Person shall not be deemed to be an Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company.

(j)           A Person shall be deemed a “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i)           which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed a Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(iii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

(iv)           with respect to which any other Person is a Beneficial Owner, if the Person referred to in the introductory clause of this Section 1(j) or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company; provided, however, that the preceding provisions of this Section 1(j) shall not be applied to cause a Person to be deemed a “Beneficial Owner” of, or to “beneficially own,” any security (A) solely because such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, that nothing in this Section 1(j) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be a Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the directors of the Company may determine in any specific case; provided further, that the transfer of beneficial ownership of Common Shares to any Person without any consideration for such transfer being given by such Person shall not result in such Person becoming a Beneficial Owner of any additional Common Shares until the Person accepts such transfer; provided further, that a Person shall not be deemed to be a “Beneficial Owner” of, or to “beneficially own,” any Common Shares that would be issuable upon conversion of 2063 Debentures as a result of deferred interest, including compounded interest, accrued with respect to 2063 Debentures that are beneficially owned (and not yet converted) by such Person. For the avoidance of doubt, it is understood that the exception in this Section 1(j) in the final proviso of the immediately preceding sentence does not apply to Common Shares attributable to deferred interest on 2063 Debentures that are delivered and beneficially owned on conversion of 2063 Debentures. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(j), a Person shall be deemed a “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities that are owned by another Person and that are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (x) owned by such first Person (or by a Person or group of Persons to which the securities owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (y) owned by the same “entity” (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the securities owned by such first Person.

(k)           “Board” means the Board of Directors of the Company.

(l)           “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

(m)           “close of business” on any given date shall mean 5:00 P.M., Milwaukee, Wisconsin time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Milwaukee, Wisconsin time, on the next succeeding Business Day.

(n)           “Common Shares” means the shares of common stock, par value $1.00, of the Company.

(o)           “Distribution Date” has the meaning set forth in Section 3(a) hereof.

(p)           “Exchange Act” has the meaning set forth in subsection (i) of this Section 1.

(q)           “Exempt Person” means any Person (i) who (A) delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form attached hereto as Exhibit C or (B) is an Affiliate or Associate of another Person who delivers to the Company a letter described in clause (i)(A) and (ii) whose beneficial ownership of 5.0% or more of the outstanding Common Shares would not, as determined (either (1) prior to the time such Person becomes the Beneficial Owner of 5.0% or more of the Common Shares then outstanding or (2) if the Company determines pursuant to Section 1(h)(iv) that such Person (by itself or together with its Affiliates and Associates) had inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding, then after the time such Person becomes the Beneficial Owner of 5.0% or more of the Common Shares then outstanding) by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the Tax Benefits; provided that such Person shall not be an Exempt Person unless and until it, or its Affiliate or Associate who delivers a letter described in clause (i), has received written notice of such determination by the Company under this clause (ii); provided further that such Person shall cease to be an Exempt Person from and after the earlier of such time (if any) as (I) in respect of the letter that such Person, or its Affiliate or Associate, delivered pursuant to clause (i), a representation or warranty of such Person, or its Affiliate or Associate, in such letter was not true and correct when made, a representation or warranty of such Person, or its Affiliate or Associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such Person, or its Affiliate or Associate, ceases to comply with a covenant contained in such letter, or (II) such Person becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding, other than by virtue of any increase that is a result of (x) an acquisition of Common Shares by the Company and/or (y) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events, 2017 Note Adjustment Events or 2020 Note Adjustment Events during the period in which the 2063 Debentures, the 2017 Notes or the 2020 Notes are beneficially owned by such Person. Notwithstanding the foregoing, a Grandfathered Person shall not be precluded from becoming an Exempt Person (as defined in the preceding sentence, giving effect to this sentence) prior to the time at which such Grandfathered Person would otherwise become an Acquiring Person.

If any Person that had qualified as an Exempt Person ceases to so qualify, then for purposes of Section 1(h) such Person shall be deemed to have become, as of the time the Person ceased to qualify as an Exempt Person, a Beneficial Owner of the Common Shares that such Person and such Person’s Affiliates and Associates then beneficially own. For the avoidance of doubt, it is understood that the qualifications and exceptions in this Section 1(q) with respect to 2063 Debenture Adjustment Events, 2017 Note Adjustment Events and 2020 Note Adjustment Events do not apply to Common Shares attributable to 2063 Debenture Adjustment Events, 2017 Note Adjustments Events or 2020 Note Adjustment Events that are delivered and beneficially owned on conversion of 2063 Debentures, 2017 Notes or 2020 Notes.

(r)           “Exempt Transaction” means any transaction that the Board determines, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of an Exempt Transaction under this Agreement.

(s)           “Expiration Date” means the earliest of (i) Final Expiration Date; (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”); (iii) the time at which the Rights are exchanged as provided in Section 24 hereof; (iv) the repeal of Section 382 of the Code if the Board determines that this Agreement is no longer necessary for the preservation of the Tax Benefits; and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

(t)           “Final Expiration Date” means the close of business on August 1, 2015.

(u)           “Grandfathered Person” means:

(i)           any Person who does not qualify as an “Acquiring Person” (as defined in the Original Rights Agreement) immediately prior to the 2009 Amendment Effective Time and who at the 2009 Amendment Effective Time is a Beneficial Owner of 5.0% or more of the Common Shares outstanding at the 2009 Amendment Effective Time; provided that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person’s Percentage Stock Ownership shall be increased from such Person’s lowest Percentage Stock Ownership at or after the 2009 Amendment Effective Time, other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional Common Shares due solely to (x) such Person beneficially owning 2063 Debentures immediately prior to the 2009 Amendment Effective Time and (y) during the period thereafter in which the 2063 Debentures then beneficially owned continue to be beneficially owned by such Person, the occurrence of one or more 2063 Debenture Adjustment Events; and

(ii)           any Person who (x) at the 2009 Amendment Effective Time is not a Beneficial Owner of 5.0% or more of the Common Shares outstanding at the 2009 Amendment Effective Time and (y) if the definition of Acquiring Person did not include an exclusion for any Grandfathered Person, would qualify as an Acquiring Person after the 2009 Amendment Effective Time as a result of (I) an acquisition of Common Shares by the Company and/or (II) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events, 2017 Note Adjustment Events or 2020 Note Adjustment Events during the period in which 2063 Debentures, 2017 Notes or 2020 Notes are beneficially owned by such Person; provided that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person’s Percentage Stock Ownership shall be increased from such Person’s lowest Percentage Stock Ownership on or after the date of the first occurrence of any event described in clause (I) or (II), other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events, 2017 Note Adjustment Events or 2020 Note Adjustment Events during the period in which 2063 Debentures, 2017 Notes or 2020 Notes are beneficially owned by such Person.

If any Person that had qualified as a Grandfathered Person ceases to so qualify, then for purposes of Section 1(h) such Person and such Person’s Affiliates and Associates shall be deemed to have become, as of the time the Person ceased to qualify as a Grandfathered Person, a Beneficial Owner of the Common Shares that such Person and such Person’s Affiliates and Associates then beneficially own. For the avoidance of doubt, it is understood that the qualifications and exceptions in subsections (u)(i) and (ii) of this Section 1 with respect to 2063 Debenture Adjustment Events do not apply to Common Shares attributable to 2063 Debenture Adjustment Events that are delivered and beneficially owned on conversion of 2063 Debentures and with respect to 2017 Note Adjustment Events or 2020 Note Adjustment Events do not apply to Common Shares attributable to 2017 Note Adjustment Events or 2020 Note Adjustment Events that are delivered and beneficially owned on conversion of 2017 Notes or 2020 Notes.

(v)           “Percentage Stock Ownership” of a Person means the percentage calculated by dividing (i) the number of Common Shares as to which the Person, together with its Affiliates and Associates, is a Beneficial Owner, divided by (ii) the number of Common Shares then outstanding.

(w)           “Person” means any individual, firm, corporation, partnership, trust, association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of any one or more of the foregoing making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

(x)           “Redemption Date” has the meaning set forth in subsection (s) of this Section 1.

(y)           “Related Person” means the Company, any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity or trustee holding Common Shares to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement.

(z)           “Securities Act” means the Securities Act of 1933, as amended.

(aa)           “Shares Acquisition Date” means (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act, but not a report filed or amended pursuant to Rule 13f-1 of the General Rules and Regulations under the Exchange Act) by the Company or a Person or an Affiliate of the Person that the Person has become an Acquiring Person or (ii) if earlier, the first date the Board concludes that a Person has become an Acquiring Person.

(bb)           “Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

(cc)           “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company or any of its Subsidiaries.

(dd)           “Treasury Regulation” means a final, proposed or temporary regulation of the U.S. Department of Treasury promulgated under the Code.

Section 2.       Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

Section 3.       Issue of Right Certificates.

(a)           Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if, upon consummation thereof, the Person publishing, sending or giving such tender or exchange offer would become an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates (or, for shares participating in the direct registration system, by notations in the respective book entry accounts for the Common Stock), and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares; provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each Common Share of the Company so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b)           The Company has prepared a Summary of Rights to Purchase Common Shares, attached as Exhibit B hereto (the “Summary of Rights”), a copy of which is available free of charge from the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the Expiration Date, if earlier), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c)           Certificates for Common Shares that become outstanding (including, without limitation, certificates for reacquired Common Shares referred to in the last sentence of this paragraph (c) and certificates issued on the transfer of Common Shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form (provided, however, that certificates for Common Shares in existence on the date of this Agreement may bear the legend required by the Original Rights Agreement or the 2009 Rights Agreement, as applicable):

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between MGIC Investment Corporation and Wells Fargo Bank, National Association, dated as of July 25, 2012, and as such agreement may be amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of MGIC Investment Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. MGIC Investment Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether beneficially owned by such person or any subsequent holder, shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. Similarly, during such time periods, transfers of shares participating in the direct registration system shall also be deemed to be transfers of the associated Rights. In the case of any shares participating in the direct registration system, the Company shall cause the transfer agent for the Common Shares to include on each direct registration account statement with respect thereto issued prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date a notation to the effect that references to Common Shares also includes the associated Rights. To the extent that Common Shares of the Company are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

Section 4.       Form of Right Certificates. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the purchase price per Common Share set forth therein, but the amount and type of securities purchasable upon exercise of each Right and such purchase price shall be subject to adjustment as provided herein (such purchase price, as so adjusted, the “Purchase Price”).

Section 5.       Countersignature and Registration.

(a)           The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent manually or by facsimile and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)           Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

(c)           Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 6.       Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)           Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b)           Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.       Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)           Each Right shall be exercisable to purchase one-tenth of one Common Share of the Company, subject to further adjustment as provided herein. The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the Expiration Date; provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share, then the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder), at a price in proportion to the Purchase Price, an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, will equal an integral number of Common Shares.

(b)           The Purchase Price for each full Common Share pursuant to the exercise of a Right shall initially be $14.00 (equivalent to $1.40 for each one-tenth of one Common Share), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)           Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, as set forth below, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Common Shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified check, cashier’s check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event (as hereinafter defined) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share on the Trading Day (as such term is hereinafter defined) immediately preceding the date of such exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for such transfer, assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.       Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Right Certificates that have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

Section 9.       Reservation and Availability of Common Shares.

(a)           The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b)           So long as the Common Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company).

(d)           The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

(e)           If the Company determines that registration under the Securities Act is required, the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights to prepare and file such registration statement and permit it to become effective or to qualify the rights, the exercise thereof or the issuance of securities upon the exercise thereof under state securities or blue sky laws. The Company shall issue a public announcement upon any such suspension stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

Section 10.     Common Shares Record Date. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.

Section 11.     Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i)           In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)           Subject to the following paragraph and Section 24 of this Agreement, in the event any Person shall become an Acquiring Person (a “Section 11(a)(ii) Event”), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to ten times the then current Purchase Price per full Common Share multiplied by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying ten times the then current Purchase Price per full Common Share by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date the Person became an Acquiring Person (such number of shares, the “Adjustment Shares”).

From and after a Section 11(a)(ii) Event, any Rights that are or were beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 or 6 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this paragraph are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(iii)           In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price payable with respect to such Right (such excess, the “Spread”), and (B) with respect to each Right (subject to the second paragraph of Section 11(a)(ii)), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, if any, which the Board has deemed to have the same value as Common Shares and which, in the written opinion of counsel addressed to such Board, may be issued without violating the representation in the sixth paragraph under the caption “Amendment of Articles of Incorporation to Authorize Preferred Stock” in the Company’s Proxy Statement for its 1998 Annual Meeting of Shareholders (such shares of preferred stock, hereinafter referred to as “common stock equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause (B) above within thirty (30) days following the occurrence of a Section 11(a)(ii) Event (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of any portion of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares might be authorized for issuance for exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Shares on such date.

(b)           In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Common Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend (it is understood that without creating any implication that an increase of more than such amount would cause a dividend to fail to satisfy such standard, an increase of not to exceed one cent per share, appropriately adjusted to reflect any stock split, stock dividend of similar transaction occurring after the date hereof, shall not cause a dividend not to be a regular quarterly cash dividend) or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           For the purpose of any computation hereunder, the “current per share market price” of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares, or (ii) any subdivision, combination or reclassification of Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 P.M. Eastern time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 P.M. Eastern time by the applicable reporting system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(e)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(f)           If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 11 and the provisions of Sections 7, 9, 10 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest ten-thousandth of a Common Share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)           The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)           Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) Common Shares at such adjusted Purchase Price.

(l)           In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)           Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

(n)           The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12.     Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail (or, if deemed appropriate by the Board, make available at no charge) a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

Section 13.     [Reserved]

Section 14.     Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)           The Company shall not be required to issue fractions of Common Shares upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. Any exercise of Rights that would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share shall be governed by Section 7(a) hereof. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)           The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

Section 15.    Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16.     Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

(c)           the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.     Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.     Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b)           The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19.     Merger or Consolidation or Change of Name of Rights Agent.

(a)           Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange or be consolidated, or any Person resulting from any merger, share exchange or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)           In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.    Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)           The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)           The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Shares or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)           The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail and, if such resignation occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 90 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent and the transfer agent of the Common Shares are the same Person, the appointment of a successor transfer agent for the Common Shares shall without any further action be the appointment of such Person as successor Rights Agent. If the Rights Agent and the transfer agent of the Common Shares are the same Person, notwithstanding the foregoing notice provisions, (a) prior to the Distribution Date, no notice of resignation or removal need be given to holders of the Rights, and (b) a resignation notice from, and a removal notice to, the Rights Agent shall be given upon such number of days’ notice as is specified in the agreement governing the Rights Agent’s services as transfer agent, as such agreement may be amended from time to time. If the Rights Agent and the transfer agent are not the same Person and the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 90 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of the State of New York or the State of Wisconsin (or of any other state of the United States so long as such entity is authorized to do business as a banking institution in the State of New York or the State of Wisconsin), in good standing, having an office or agency in the State of Wisconsin or the State of New York, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.     Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date that are exercisable or exchangeable for, or convertible into, Common Shares and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

Section 23.     Redemption.

(a)           The Rights may be redeemed by action of the Board pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.

(b)           The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.

(c)           Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24.     Exchange.

(a)           The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. The exchange of the Rights by the Board may be made effective as such time, on such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by the Trust Agreement (the “Trust”) all of the Common Shares or common stock equivalents, to the extent applicable pursuant to Section 24(c), issuable pursuant to the exchange (and any cash in lieu of fractional shares), and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such Common Shares or common stock equivalents (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust and any cash in lieu of fractional shares) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)           Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)           In any exchange pursuant to this Section 24, the Company, at its option, may substitute common stock equivalents (as such term is defined in Section 11(a)(iii) hereof) for some or all of the Common Shares exchangeable for Rights.

(d)           In the event that there shall not be sufficient Common Shares or common stock equivalents issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or common stock equivalents for issuance upon exchange of the Rights.

Section 25.      Notice of Certain Events.

(a)           In case the Company shall propose, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends on the Common Shares payable in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

(b)           In case a Section 11(a)(ii) Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall include a brief summary of the Section 11(a)(ii) Event and the consequences thereof to holders of Rights.

Section 26.     Notices.

(a)           Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

MGIC Investment Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Secretary

(b)           Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Wells Fargo Bank, National Association
Attn: Wells Fargo Shareowner Services
   Manager of Account Administration
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120

(c)           Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.    Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that from and after the Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which reduces the then effective Redemption Price or moves to an earlier date the then effective Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

Section 28.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 30.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that nothing contained in this Section 30 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

Section 31.     Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 32.     Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33.     Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Any reference in this Agreement to a statutory or regulatory provision includes a reference to any successor provision thereof.

Section 34.     Determinations and Actions by the Board and the Company. The Board and the appropriate officers of the Company shall have the power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to interpret the provisions of this Agreement and make all determinations to be made by the Company hereunder or deemed necessary or advisable for the administration of this Agreement. The Board shall have the exclusive power and authority to exercise all rights and powers specifically granted to the Board, including a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own Common Shares or to become an Acquiring Person. All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board or the officers of the Company, as applicable, in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of the Company to any liability to the holders of the Rights.

Section 35.     Book-Entry. Reference in this Agreement to certificates for Common Shares includes, in the case of uncertificated Common Shares, the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and prior to the Distribution Date, any uncertificated Common Shares shall also evidence the associated Rights. Any legend required to be placed on any certificate for Common Shares may instead be included on any book-entry confirmation or notification to the registered holder of such Common Shares.

Section 36.     Amendment and Restatement. This Agreement amends and restates the 2009 Rights Agreement in its entirety, effective at the close of business on July 25, 2012. For purposes of clarity, notwithstanding the foregoing and without limitation, any amendment effected by means of this Agreement to the definitions of the terms “Acquiring Person” and “Grandfathered Person” included in the 2009 Rights Agreement does not affect the validity or effectiveness of any (a) exception from the definition of Acquiring Person or (b) qualification as a Grandfathered Person, applicable to any Person prior to such amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

MGIC INVESTMENT CORPORATION
Attest:

By:	/s/ Marianne Baeurle	By:	/s/ Jeffrey H. Lane
Name:	Marianne Baeurle	Name:	Jeffrey H. Lane
Title:	Administrative Assistant	Title:	Executive Vice President, General
Counsel & Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION
Attest:

By:	/s/ Peggy Sime	By:	/s/ Jennifer Leno
Name:	Peggy Sime	Name:	Jennifer Leno
Title:	Vice President	Title:	Vice President

EXHIBIT A

[Form of Right Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER AUGUST 15, 2015 (SUBJECT TO EXTENSION) OR EARLIER EXPIRATION OF THE RIGHTS AS PROVIDED IN THE RIGHTS AGREEMENT.

Right Certificate

MGIC INVESTMENT CORPORATION

This certifies that                                  , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of July 25, 2012, as amended on March 4, 2013, and as such agreement may be amended (the “Rights Agreement”), between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Milwaukee, Wisconsin time, on August 15, 2015, subject to extension, or earlier expiration of the Rights as provided under the Rights Agreement, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one-tenth of one fully paid nonassessable (except as otherwise provided by any corporation law applicable to the Company) share of common stock, par value $1.00 (“Common Shares”), of the Company, at a purchase price of $14.00 per Common Share (the “Purchase Price”) (equivalent to $1.40 for each one-tenth of a Common Share), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 4, 2013, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above- mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for Common Shares. The Board may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person’s acquisition of 50% or more of the outstanding Common Shares, exchange the Rights evidenced by this Certificate for Common Shares, at an exchange ratio of one Common Share per Right, subject to adjustment, as provided in the Rights Agreement.

No fractional Common Shares will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof and subject to the following sentence a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holder to any fraction of a Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                          , .

MGIC INVESTMENT CORPORATION
Attest:
By:
Title:

Countersigned:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED        hereby sells, assigns and transfers unto         (Please print name and address of transferee)        this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                          ,

Signature

Signature Medallion Guaranteed:

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

To MGIC INVESTMENT CORPORATION:

The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:                   ,

Signature

[Form of Reverse Side of Right Certificate — continued]

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT B

MGIC INVESTMENT CORPORATION

SUMMARY OF RIGHTS TO PURCHASE
COMMON SHARES

On July 22, 1999, the Board of Directors (our “Board”) of MGIC Investment Corporation (the “Company”) entered into a rights agreement and declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value (the “Common Shares”), of the Company. The dividend was payable on August 9, 1999 to the shareholders of record on that date (the “Record Date”). Our Board extended the term of and otherwise amended and restated that rights agreement on July 7, 2009 and July 25, 2012, and further amended it on March 4, 2013, in an effort to protect shareholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses (“NOLs”) to reduce potential future federal income tax obligations may become substantially limited and by deterring certain abusive takeover practices.

We provide the following summary description of the Amended and Restated Rights Agreement (the “Rights Agreement”) as made between the Company and Wells Fargo Bank, National Association, as the Rights Agent, on July 25, 2012, as amended on March 4, 2013. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to an amendment to a Registration Statement on Form 8-A dated on or about March 4, 2013. A copy of the Rights Agreement is available free of charge from our Company.

The Rights. The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares. New Rights will accompany any new Common Shares we issue until the Distribution Date described below or until the Rights are redeemed or the Rights Agreement expires.

Exercise Price. Each Right will allow its holder to purchase from our Company one-tenth of one Common Share for $14.00 per full Common Share (equivalent to $1.40 for each one-tenth of a Common Share), once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until the earlier of (1) 10 days after the public announcement, or the Board concluding, that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 5.0% or more of our outstanding Common Shares, subject to certain exceptions, or (2) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an “Acquiring Person.”

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the certificates for the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book entry credits or by Rights certificates that we will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $14.00, purchase Common Shares with a market value of $28.00, based on the market price of the Common Shares prior to such acquisition.

Expiration. The Rights will expire on August 1, 2015, subject to extension or earlier expiration of the Rights as provided under the Rights Agreement.

Redemption. Our Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Shares.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Shares, our Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Common Shares, the number of Common Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Common Shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

EXHIBIT C

FORM OF REPRESENTATION AND REQUEST LETTER

This letter is delivered to the Company pursuant to Section 1(q)(i) of the Amended and Restated Rights Agreement (the “Agreement”), dated as of July 25, 2012 and as amended through the date hereof, by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and the Rights Agent named therein. Capitalized terms used, but not defined, in this letter (and the term “beneficial ownership”) shall have the meanings given them under the Agreement.

By delivery of this letter, [Name] (“Investor”) requests that the Company determine pursuant to Section 1(q)(ii) of the Agreement, based on this letter and any other information that the Company believes relevant (which, upon written request of the Company, Investor must provide if it desires to pursue this request), that beneficial ownership by Investor and its Affiliates and Associates of 5.0% or more of the outstanding Common Shares would not jeopardize or endanger the availability to the Company of the Tax Benefits (such determination, if affirmative, is referred to herein as the “Determination”). The representations, warranties, and covenants of Investor contained in this letter are being provided or made solely in connection with Investor’s request that the Company make the Determination, thereby effectuating the exemption (the “Exemption”) provided in Section 1(q) of the Agreement.

For purposes of this letter, the following terms shall have the meanings indicated:

(a) The “Applicable Period” means the period beginning with and including the date of this letter and ending at the earlier of (A) the time, if any, following the Determination at which the Exemption is no longer in effect, or (B) the time at which the Agreement is no longer effective.

(b) A specified Person has “Economic Ownership” of shares if such shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being owned by the specified Person (or by a Person or group of Persons to which the shares owned by the specified Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)).

(c) “Fund” means (A) an investment account that is not itself a Person and that is managed or advised by Investor or by an Affiliate or Associate of Investor, and (B) any Affiliate or Associate of Investor that is an investment fund.

(d) “Investor Group” refers collectively to Investor and its Affiliates and Associates (including ____________________), other than the Funds.

Investor makes the following representations, warranties, and covenants:

1.
The aggregate number of Common Shares, the aggregate principal amount of 2063 Debentures, the aggregate principal amount of 2017 Notes and the aggregate principal amount of 2020 Notes beneficially owned by the Funds and by the Investor Group and Funds, collectively, are as follows:

	Number of Common Shares	Aggregate Principal Amount of 2063 Debentures (a)	Aggregate Principal Amount of 2017 Notes (a)	Aggregate Principal Amount of 2020 Notes (a)

Funds

Investor Group and Funds, collectively

[(a) Disclose in a footnote the dates of acquisition of all 2063 Debentures, 2017 Notes and 2020 Notes (as applicable) held and the aggregate principal amount acquired on each such date.]

2.
Investor represents and warrants that the following statements are true and correct at the date of this letter, and that the statements in subparagraphs (b) and (c) below will also be true and correct at all times during the Applicable Period:

(a)	Neither the Investor Group nor any single Fund has Economic Ownership of more than 4.90%1 of the total outstanding Common Shares.

(b)
With respect to any Common Shares owned by the Investor Group, no member of the Investor Group is acting as a member of a group that both (I) includes any Person other than another member of the Investor Group and (II) is treated as an “entity” under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

(c)
With respect to any Common Shares owned by a Fund, such Fund is not acting as a member of a group that is treated as an “entity” under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

3.
Investor acknowledges, understands and agrees that, at all times during the Applicable Period, neither the Investor Group nor any Fund shall acquire (other than through a stock dividend, rights dividend, stock split or similar transaction effected by the Company) any Common Shares (or any interests in an entity that owns, directly or indirectly, any Common Shares) if, immediately after such acquisition, (i) the Investor Group or such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares, or (ii) to Investor’s knowledge, any Person other than (x) a member of the Investor Group or (y) such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares (and would not have such level of Economic Ownership but for such acquisition by the Investor Group or such Fund).

Investor acknowledges and agrees that the accuracy of the foregoing representations and warranties and compliance with the foregoing covenants are a condition to the Exemption becoming effective and remaining in effect.
_____________
1 In its sole discretion, the Company may accept a higher percentage not greater than 4.99%.

Sincerely,

[Name of Investor]

By:
Name:
Title:

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/mtg
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 24, 2013.
PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 24, 2013.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

THIS PROXY WHEN SIGNED AND RETURNED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
WILL BE VOTED AS THE BOARD RECOMMENDS.

The Board of Directors Recommends a Vote FOR all of the nominees for Director in Item 1 and FOR Items 2, 3 and 4.

1.	Election of directors:	01 James A. Abbott	05 Michael E. Lehman	☐	Vote FOR all nominees	☐	Vote WITHHELD
		02 Curt S. Culver	06 William A. McIntosh		(except as marked)		from all nominees
		03 Thomas M. Hagerty	07 Leslie M. Muma
		04 Timothy A. Holt	08 Mark M. Zandi

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of our Amended and Restated Rights Agreement	☐	For	☐	Against	☐	Abstain

3.	Advisory vote to approve named executive officer compensation	☐	For	☐	Against	☐	Abstain

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013	☐	For	☐	Against	☐	Abstain

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MGIC INVESTMENT CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

April 25, 2013
9:00 a.m. Central Time

BRADLEY PAVILION
MARCUS CENTER FOR THE PERFORMING ARTS
929 North Water Street
Milwaukee, WI 53202

MGIC Investment Corporation P.O. Box 488 Milwaukee, WI 53201	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 25, 2013.

By signing on the reverse side, I hereby appoint CURT S. CULVER and J. MICHAEL LAUER, and either one of them, as my proxy and attorney-in-fact, with full power of substitution by the Board of Directors of MGIC Investment Corporation (MGIC), to represent and vote, according to my choices specified on this proxy card, all shares of Common Stock of MGIC which I am entitled to vote at the Annual Meeting of Shareholders to be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on Thursday, April 25, 2013, at 9:00 a.m. Central Time, and at any adjournment, and in the discretion of the proxies on any other business properly brought before the meeting.

I acknowledge that I have received MGIC’s Notice of Annual Meeting, Proxy Statement and 2012 Annual Report.

Notice to Participants in MGIC’s Profit Sharing and Savings Plan: As a participant in the MGIC Profit Sharing and Savings Plan (Plan), you have the right to instruct the Plan Trustee how to vote the shares of MGIC Common Stock allocated to your account. If your voting instructions are received by the Plan Trustee at least five days before the Annual Meeting, shares held in your account will be voted by the Plan Trustee in accordance with your voting choices. If your instructions are not timely received or if you do not respond, shares held in your account will be voted by the Plan Trustee in accordance with the Plan and applicable law.

See reverse for voting instructions.